Exhibit 10.1
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2
CONFIDENTIAL

COLLABORATION AND LICENSE AGREEMENT
THIS COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of January 7, 2018 (the “Effective Date”) by and among Mirati Therapeutics, Inc., a Delaware corporation, having a place of business at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121 USA (“Mirati”), MethylGene Inc., a corporation organized under the laws of Canada and the wholly-owned subsidiary of Mirati, having a place of business at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121 USA (“MethylGene”), and BeiGene, Ltd., a corporation organized under the laws of the Cayman Islands having its principal address at Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, Cayman Islands KY1-1108 (“BeiGene”). Mirati and BeiGene may be referred to herein individually as a “Party” and collectively as the “Parties.” Mirati and MethylGene may be referred to herein individually as a “Licensor” and collectively as the “Licensors.”
RECITALS
WHEREAS, the Licensors control certain intellectual property rights, data and know-how with respect to the clinical stage oncology product referred to as “sitravatinib”;
WHEREAS, BeiGene wishes to obtain from the Licensors the right to develop and commercialize the sitravatinib product in the Licensed Territory (as defined below), including the People’s Republic of China, both alone and in combination with other drugs and drug candidates, and is willing to commit to conduct development and regulatory activities to obtain approval of the sitravatinib product in such Licensed Territory, all as provided in and subject to the following terms; and
WHEREAS, the Licensors are willing to grant such rights to BeiGene, subject to BeiGene’s commitment to the collaborative development of the sitravatinib product, and to the other terms set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BeiGene and the Licensors hereby agree as follows:
1.DEFINITIONS
1.1    “AAA” has the meaning set forth in Section 15.2.
1.2    “Accounting Standards” means U.S. GAAP or, to the extent that BeiGene adopts International Financial Reporting Standards (“IFRS”), then “Accounting Standards” means IFRS, in either case consistently applied.
    1.3     “Affiliate” means, with respect to a given Party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.3, the term “control” (with correlative meanings for the terms “controlled by” and “under common control with”) means that the applicable entity has direct or indirect beneficial ownership of more than 50% of the voting share capital or other equity interest in the controlled Party, or the actual ability (directly or indirectly) to control the management and

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business policies of such Party. Notwithstanding the foregoing, for the purposes of this definition, in no event shall BeiGene be deemed an Affiliate of Mirati, and in no event shall Mirati be deemed an Affiliate of BeiGene.
1.4    “Alliance Manager” has the meaning set forth in Section 3.7.
1.5    “Applicable Laws” means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city, or other political subdivision, agency, or other body, domestic or foreign, that are applicable to the particular situation, circumstances, rights or obligations.
1.6    “Arbitrator” has the meaning set forth in Section 15.2.
1.7    “BeiGene Data and Results” means all results, data, and analyses thereof, including non-clinical data and Clinical Data, generated by or on behalf of BeiGene or any of its Affiliates or Sublicensees during the Term with respect to the Compound or any Licensed Product pursuant to this Agreement, but for clarity excluding Manufacturing Data.
1.8    “BeiGene Invention Patents” means any Patents that contain one or more claims that cover BeiGene Inventions.
1.9    “BeiGene Inventions” means all Inventions, other than Compound-Specific Inventions, that (a) are conceived or reduced to practice by or on behalf of BeiGene or any of its Affiliates during the Term and (b) Controlled by BeiGene or any of its Affiliates. For clarity, BeiGene Inventions will include any Combination Product Inventions that are conceived or reduced to practice by or on behalf of BeiGene or its Affiliates during the Term that are Controlled by BeiGene or any of its Affiliates.
1.10     “BeiGene Indemnitee” has the meaning set forth in Section 13.2.
1.11    “BeiGene Know-How” means all Know-How, other than Compound-Specific Inventions and Manufacturing Data, that BeiGene or any of its Affiliates Controls during the Term that is necessary or reasonably useful to Develop, make, have made, use, sell, have sold, offer for sale, import, or otherwise Commercialize the Compound or any Licensed Product in the Field. For clarity, BeiGene Know-How shall include all BeiGene Inventions and BeiGene Data and Results.
1.12    “BeiGene Patents” means all Patents, other than Licensed Patents, Joint Patents and Compound-Specific Invention Patents, that (a) BeiGene Controls during the Term and (b) claim the composition of matter, manufacture or use of the Compound or any Licensed Product in the Field, or otherwise are necessary or reasonably needed to the research, Development, manufacture, use, importation, offer for sale, sale, or other Commercialization of the Compound or any Licensed Product in the Field in any country or jurisdiction. For clarity, BeiGene Patents shall include any BeiGene Invention Patents.
1.13    “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.
1.14    “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.

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1.15    “CFDA” means the China Food and Drug Administration, and any successor agency(ies) or authority thereto having substantially the same function.
1.16    “Claim” has the meaning set forth in Section 13.1.
1.17    “Clinical Data” means any and all data (together with all clinical trial reports and the results of analyses thereof, including case report forms) derived or generated in any Clinical Trial involving the Compound and/or any Licensed Product conducted by or on behalf of either Party.
1.18    “Clinical Trial” means, collectively, any Phase 1 Clinical Trial, Phase 2 Clinical Trial and/or Phase 3 Clinical Trial (including any Pivotal Clinical Trial).
1.19    “CMC” has the meaning set forth in Section 1.1(a).
1.20    “Combination Product” means a pharmaceutical product comprising the Compound in combination with at least one other active pharmaceutical ingredient, that is either co-formulated or separately formulated and packaged together, and/or sold together (including as a single unit), for a single price.
1.21    “Combination Product Inventions” means all Inventions, other than Compound-Specific Inventions, pertaining solely to a Combination Product.
1.22    “Combination Product Patents” means any Patents that contain one or more claims that cover Combination Product Inventions.
1.23    “Commercial Supply Agreement” has the meaning set forth in Section 7.2.
1.24    “Commercialization” or “Commercialize” means the conduct of all activities undertaken after Regulatory Approval relating to the promotion, sales, marketing, appropriate medical support, and distribution of Licensed Products in the Field in the Licensed Territory, including sales force efforts, detailing, advertising, promotional materials, market research, market access (including list price and reimbursement activities), and appropriate medical education and information services, publication, and scientific and medical affairs.
1.25    “Commercialization Plan” has the meaning set forth in Section 6.2.
1.26    “Commercially Reasonable Efforts” means, with respect to BeiGene’s performance of particular obligations hereunder with respect to the Compound or any Licensed Product, efforts that are consistent with the efforts applied and commonly used by companies in the pharmaceutical industry to conduct such tasks for a compound or product of similar strategic importance and market potential, and at a similar stage of development taking into account […***…].
1.27    “Committee” means the JDC, JCC, or any subcommittee established by the JDC or JCC, as applicable.

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1.28    “Compound” means the compound known as sitravatinib, having the chemical structure set forth in Exhibit 1.28, and any prodrugs, salts, solvates and metabolites of such compound.
1.29    “Compound-Specific Inventions” means any Invention that relates solely and specifically to the composition of matter and/or manufacture of the Compound or a method of use of the Compound as a single agent.
1.30    “Compound-Specific Patent” means any Patent that contains one or more claims that cover solely Compound-Specific Inventions.
1.31     “Confidentiality Agreement” means the Confidential Disclosure Agreement between the Parties dated as of […***…].
1.32    “Confidential Information” means all information of a confidential or proprietary nature disclosed by or on behalf of a Party to the other Party under this Agreement, which may include any such information related to any scientific, clinical, engineering, manufacturing, marketing, financial, or personnel matters relating to a Party, or related to a Party’s present or future products, sales, suppliers, customers, employees, investors, business plans, Know-How, regulatory filings, data, compounds, research projects, work in progress, future developments or business, in all such cases whether disclosed in oral, written, graphic or electronic form, and whether or not specifically marked as confidential or proprietary, where under the circumstances in which such disclosure was made or given the nature of information disclosed, a reasonable person would consider such information confidential; provided, however, that in any event, the term “Confidential Information” of a Party (as disclosing Party) excludes any particular information that (a) is known by receiving Party (or its Affiliate) at the time of disclosure, and not through a prior disclosure by or on behalf of the disclosing Party, as documented by written records; (b) is or becomes properly in the public domain through no fault of the receiving Party; (c) is subsequently rightfully disclosed to the receiving Party by a Third Party who is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written records; or (d) is developed by the receiving Party independently of, and without reference to or use of, Confidential Information received from or on behalf of the disclosing Party as documented by written records. The term “Confidential Information” of a party includes information disclosed as Confidential Information by or on behalf of either Party pursuant to the Confidentiality Agreement.
1.33    “Control” or “Controlled” means, with respect to any Know-How, Patent, or other intellectual property right, that the applicable Party (or its Affiliate) owns or has a license (or sublicense) (but without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to or under such Know-How, Patent, or other intellectual property right and has the legal authority and right to grant access, a license, or a sublicense of or otherwise transfer or grant the right to the other Party as set forth under this Agreement under such Know-How, Patent, or other intellectual property rights, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

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CONFIDENTIAL

1.34 “CTA” means: (a) a clinical trial application or any successor application or procedure required to initiate clinical testing of any Licensed Product in humans and (b) all supplements and amendments to any of the foregoing.

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1.35    “Development” or “Develop” means the conduct of all activities that are directed to obtaining or maintaining Regulatory Approval of a Licensed Product, obtaining Regulatory Approval for an additional indication for a Licensed Product that has previously obtained Regulatory Approval for an indication, or other lifecycle management of the Licensed Product in the applicable territory, including […***…].
1.36    “Development Plan” means the plan setting forth the details of the Development work to be conducted by (or on behalf of) BeiGene on the Compound and any Licensed Product in the Licensed Territory, including […***…]. The initial agreed high level development plan (the “Initial Development Plan”) which will be used by the JDC to prepare the Development Plan is attached as Exhibit 1.36 of this Agreement.
1.37    “Drug Substance” means the Compound in its tangible chemical form.
1.38    “Excluded Claim” has the meaning set forth in Section 1.1(i).
1.39    “Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, offer for sale or otherwise exploit, including to Develop, Commercialize, register, modify, enhance, improve, manufacture, have manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.
1.40    “Field” means use for the diagnosis, treatment, palliation or prevention of any indications, diseases or disorders in humans.
1.41     “First Commercial Sale” means the first sale or other commercial transfer by BeiGene or any of its Affiliates or Sublicensees to a Third Party of a Licensed Product in the Licensed Territory for end use after Regulatory Approval has been granted with respect to such Licensed Product in the Licensed Territory; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee (unless the Affiliate or Sublicensee is the last entity in the distribution chain of any Licensed Product), (b) any use of a Licensed Product in Clinical Trials, pre-clinical studies or other research or Development activities, or (c) the disposal or transfer of any Licensed Product for a bona fide charitable purpose, without consideration, including for any compassionate use and/or as “named patient sales”.
1.42     “cGCP” means the current good clinical practice as set out in ICH Harmonized Guidance on current Good Clinical Practice (CPMP/ICH/135/95) or U.S. 21 C.F.R. Chapters 50, 54, 56, 58, 210, 211 and 312, as may be amended from time to time.
1.43 “cGLP” means the current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58, as may be amended from time to time.

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1.44    “cGMP” means the then-current good manufacturing practices required by the FDA and other Applicable Laws in the United States relating to the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws and requirements of the CFDA relating to the manufacture and testing of pharmaceutical materials in the Licensed Territory, as may be amended from time to time, including applicable rules and guidelines promulgated under the International Conference on Harmonization.
1.45 “Generic Product” means a drug product being sold commercially by a Third Party in a country in the Licensed Territory without authorization by BeiGene (or its Affiliate or Sublicensee), that (a) contains the same active ingredient as a Licensed Product, (b) is determined to be bioequivalent to such Licensed Product in accordance with Applicable Laws, or (c) is approved for sale in such country under an abbreviated route of regulatory approval in such country similar to the Abbreviated New Drug Application, or under 505(b)(2) of the United States Federal Food, Drug and Cosmetic Act, in the U.S. and is sold under a Regulatory Approval granted to the selling Third Party in such country which authorization is based substantially on clinical data pertaining to such Licensed Product. For purposes of clarity, for countries or jurisdictions in the Licensed Territory where no explicit generic regulations exist, the term Generic Product also shall mean any product being sold in such country by an unauthorized Third Party that contains the same active ingredient as a Licensed Product.
1.46    “ICH” means the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).
1.47    “IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority in the Licensed Territory, which application is required to commence or conduct particular human clinical trial(s) in the Licensed Territory.
1.48    “Indemnified Party” means a Mirati Indemnitee or BeiGene Indemnitee (as applicable) that seeks indemnification from the applicable Party pursuant to the terms of Article 13.4.
1.49    “Indemnifying Party” has the meaning set forth in Section 13.4.
1.50     “Initiation” means, with respect to a clinical trial, the first dosing of the first human subject satisfying the enrollment criteria in such clinical trial.
1.51    “Invention” means any Know-How (including for clarity any new and useful process, method of use, method of manufacture, chemical composition or composition of matter) which is made, conceived and/or reduced to practice by or on behalf of a Party or its Affiliates, or jointly by the Parties or their respective Affiliates in connection with the performance during the Term of this Agreement, including in connection with the conduct of the Development activities and/or the Exploitation of the Compound or any Licensed Product.
1.52    “JCC” has the meaning set forth in Section 3.2.
1.53    “JDC” has the meaning set forth in Section 3.1.
1.54    “Joint Inventions” has the meaning set forth in Section 10.1(b)
1.55    “Joint Patents” has the meaning set forth in Section 10.1(b).

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1.56    “Know-How” means all proprietary business, scientific or technical results, data and other information, in any tangible or intangible form whatsoever, including techniques, technology, trade secrets, inventions (whether patentable or not), know-how, trade secrets, methods, research data, clinical pharmacology data, chemistry-manufacture-controls data (including analytical and quality control data and stability data, Clinical Data and Manufacturing Data, pre-clinical data, and clinical data, regulatory documents, Regulatory Filings, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material, and all other scientific, clinical, regulatory, marketing, financial, and commercial information.
1.57    “Knowledge” or “Known to” means, with respect to a particular representation or other statement of Party set forth in this Agreement, […***…].
1.58    “Licensed Know-How” means all Know-How that (a) either Licensor Controls during the Term, and (b) relates to the Compound or any Licensed Product, or any uses thereof, and is otherwise necessary or reasonably needed to research, Develop, manufacture, have manufactured, use, sell, offer for sale, import, export, Commercialize or otherwise Exploit the Compound and/or any Licensed Product in the Field in the Licensed Territory. For clarity, Licensed Know-How includes all Compound-Specific Inventions, but excludes all Know-How that does not relate to the Compound and relates to another proprietary compound of Mirati or its Affiliates.
1.59    “Licensed Patents” means all Patents that (a) either Licensor Controls during the Term, and (b) claim the Compound, and/or the composition, manufacture, or use of the Compound or any Licensed Product in the Field in the Licensed Territory, or are otherwise necessary or reasonably needed for BeiGene to research, Develop, manufacture, have manufactured, use, sell, offer for sale, import, export, Commercialize or otherwise Exploit the Compound and/or any Licensed Products in the Field in the Licensed Territory, but excluding Mirati’s interest in any Joint Patents, and excluding all Patents to the extent of claims in such Patents that cover another proprietary compound of Mirati or its Affiliates and do not cover the Compound. For purposes of clarity, the Licensed Patents shall include as of the Effective Date the Patents set forth on Exhibit 1.59 attached hereto. Exhibit 1.59 shall be periodically updated during the Term to add any Licensed Patents described in this definition of which either Party becomes aware. For clarity, any Patent that is a Licensed Patent (that is, it meets the definition in this Section 1.59) shall be considered a Licensed Patent for purposes of this Agreement even if such Patent is not listed on Exhibit 1.59. For clarity, Licensed Patents includes all Compound-Specific Invention Patents.
1.60    “Licensed Product” means any biological, pharmaceutical, therapeutic, diagnostic or prophylactic compound, substance, chemical composition or formulation that contains, incorporates or comprises the Compound, including any formulation or dosage form thereof.
1.61    “Licensed Territory” means the countries listed on Exhibit 1.61 attached hereto.
1.62    “Losses” has the meaning set forth in Section 13.1.

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1.63    “Manufacturing Cost” means the actual cost to manufacture Drug Substance or Licensed Product, which means: (a) in the case of Drug Substance or Licensed Product (and related services) acquired from Third Parties, […***…]; and (b) in the case of manufacturing activities performed by Mirati or its Affiliates to manufacture Drug Substance or Licensed Product, […***…]: (i) […***…]; (ii) […***…]; and (iii) […***…].
1.64    “Manufacturing Data” means all chemistry-manufacture-controls (“CMC”) data (including analytical data, test data, quality control data and stability data) and any other data relating directly to manufacture of the Compound or any Licensed Product that are generated by or on behalf of either Party, or jointly by the Parties, in connection with the performance of this Agreement, including the Development and/or Commercialization of the Compound and any Licensed Products.
1.65    “Marketing Authorization” means, with respect to a Licensed Product, the regulatory approval required by Applicable Laws to sell such Licensed Product for use in the Field in a country or region in the Licensed Territory including all required pricing and reimbursement approvals.
1.66    “Mirati Inventions” means (a) any Inventions that are (i) conceived or reduced to practice by or on behalf of Mirati or its Affiliates during the Term and (ii) Controlled by Mirati or any of its Affiliates and (b) all Compound-Specific Inventions. For purposes of clarity, Mirati Inventions will include any Combination Product Inventions that are conceived or reduced to practice by or on behalf of Mirati or its Affiliate during the Term that are Controlled by Mirati or any of its Affiliates.
1.67    “Mirati Invention Patents” means any Patents that contain one or more claims that cover Mirati Inventions.
1.68    “Mirati Indemnitee” has the meaning set forth in Section 13.1.
1.69    “Net Sales” means […***…]

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[…***…]:
(a)    […***…];
(b)    […***…];
(c)    […***…];
(d)    […***…];
(e)    […***…]; and
(f)    […***…].
[…***…].
[…***…]
[…***…].
[…***…].

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1.70    “Ongoing Clinical Development Activities” means […***…].
1.71    Patents” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings, and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention, applications for certificates of invention and patent applications, and any all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
1.72 “Pivotal Clinical Trial” means a clinical trial (a) that a Regulatory Authority has confirmed can be considered as a registrational clinical trial for purposes of Regulatory Approval and (b) the completion of which potentially enables registration of the Licensed Product in a particular country in the Licensed Territory.
1.73    “Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality, or subdivision of any government, military, or international organization, including, but not limited to, any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party, or any official of a political party.

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1.74    “Regulatory Approval” means all approvals, licenses, registrations, and/or authorizations of each applicable country, federal, supranational, state, or local Regulatory Authority (including agency, department, bureau, or other government entity) that are necessary for the manufacture, use, storage, import, transport, and sale of Compound and/or Licensed Product (as applicable) in a given jurisdiction, including, with respect to a Licensed Product, the regulatory approval required by Applicable Laws to sell such Licensed Product for use in the Field in a country or region in the Licensed Territory.
1.75    “Regulatory Authority” means any national, provincial, or local regulatory agency, department, bureau, or other government entity, that has responsibility in its applicable jurisdiction over the research, Development, manufacture, or Commercialization of the Compound or any Licensed Product in a given jurisdiction.
1.76    “Regulatory Exclusivity” means any exclusivity (including for clarity new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity) conferred by the Regulatory Authority in a particular country or jurisdiction in the Licensed Territory which confers an exclusive commercialization period during which BeiGene, its Affiliates or Sublicensees have the exclusive right to market and sell a Licensed Product in such country or jurisdiction, other than issued patent exclusivity.
1.77    “Regulatory Filing” means, to the extent constituting Licensed Know-How or BeiGene Know-How, all applications, filings, submissions, approvals, licenses, registrations, permits, notifications, and authorizations (or waivers) with respect to the testing, Development, manufacture, or Commercialization of the Compound or any Licensed Product (as applicable) made to or received from any Regulatory Authority in a given country, including any INDs or CTAs.
1.78    “Royalty Term” means, with respect to any Licensed Product sold in a country in the Licensed Territory, the period commencing with the First Commercial Sale of Licensed Product in such country and ending upon the latest to occur of: (i) the date of expiration of the last Valid Claim that covers such Licensed Product (including a method of use thereof that is the subject of a Regulatory Approval in such country and prevents the sale of a Generic Product in such country); (ii) the date that is ten (10) years after the date of such First Commercial Sale; and (iii) the expiration date of any Regulatory Exclusivity for such Licensed Product in such country.
1.79    “Specifications” means all the attributes, acceptance criteria, and tests, analytical methods and/or limits, and the results thereof, as applicable, for which the raw materials, bulk active, intermediates, or process of making the Drug Substance must conform in order for the Drug Substance or Finished Licensed Product, as the case may be, to be acceptable for clinical use or commercial use, as applicable, as may be modified as set forth in this Agreement and the applicable Clinical Supply Agreement or Commercial Supply Agreement.
1.80    “Sublicensee” means a Third Party to whom BeiGene (or any Affiliate of BeiGene) has granted a sublicense and consistent with Section 2.2.
1.81    “Sublicense Fees” means […***…]
[…***…].

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1.82    “Term” has the meaning set forth in Section 14.1.
1.83    “Third Party” means any entity other than Mirati, BeiGene, or an Affiliate of Mirati or BeiGene.
1.84    “Upstream Agreement” means the Intercompany License Agreement entered into between Mirati and MethylGene effective as of January 1, 2015.
1.85    […***…].
1.86    “Valid Claim” means a claim of an issued and unexpired patent within any of the Licensed Patents (other than any Patents that cover Compound-Specific Inventions that are conceived or reduced to practice by or on behalf of BeiGene or any of or its Affiliates or Sublicensees), which claim has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken, and which has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.
2.    GRANT OF LICENSES
2.1    License Grants to BeiGene. Subject to the terms and conditions of this Agreement, each of the Licensors hereby grants to BeiGene during the Term an exclusive (even as to the Licensors, but subject to the Licensors’ retained rights as described in Section 2.3 below) royalty-bearing license, with the right to grant sublicenses as provided in Section 2.2, under the Licensed Know-How and Licensed Patents and the Licensors’ rights under any Joint Inventions and Joint Patents, to research, Develop, manufacture, have manufactured, offer for sale, sell, import, export and otherwise Commercialize the Compound and any Licensed Products in the Field in the Licensed Territory.
2.2    Sublicenses. BeiGene shall have the right to grant sublicenses under the rights granted under Section 2.1 through multiple tiers to (a) any Affiliates, (b) any Third Party engaged by it to conduct Development and/or Manufacturing activities, including contract research organizations, academic institutions, and regulatory affairs consultants, subject to the execution by each such Third Party of an agreement containing provisions with respect to confidentiality and assignment of Know-How that are consistent with, and comparable in scope to, Articles 10 and 11, and (c) any Third Party with respect to the Development, manufacture and/or Commercialization of any Licensed Products in the Field and in the Licensed Territory;

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provided, that BeiGene will include in each Sublicense Agreement the acknowledgement that such agreement is subject to the terms of this Agreement, and an obligation of each Sublicensee to comply with the relevant terms of this Agreement. For purposes of clarity, BeiGene shall have the right, in connection with the grant of a sublicense to any Third Party pursuant to this Section 2.2, to transfer to such Third Party such quantities of the Compound as are necessary for such Third Party to conduct Development, Manufacturing and/or Commercialization activities in accordance with the sublicense grants. Any and all such Sublicense Agreements shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement and shall include a provision that permits BeiGene to terminate the Sublicense Agreement if such Sublicensee (or an Affiliate of such Sublicensee) undertakes a Patent Challenge with respect to any Licensed Patents under which the Sublicensee is sublicensed or breaches the relevant terms of this Agreement. BeiGene shall provide Mirati with a copy of each such sublicense granted by BeiGene to an Affiliate or Sublicensee (redacted with respect to financial terms and sensitive commercial or technical information to the extent not necessary for Mirati to confirm BeiGene’s compliance with the terms of this Agreement) within […***…] days of executing such sublicense agreement.
2.3    Retained Rights. Each of the Licensors hereby expressly retains the right under the Licensed Know-How and Licensed Patents:
(a)    to exercise its rights, and perform its obligations, under this Agreement, whether directly or through one or more licensees or subcontractors, including the right to make and have made the Compound and any Licensed Product in the Licensed Territory solely for use or sale outside the Licensed Territory;
(b)    to practice and grant licenses under the Licensed Know-How and Licensed Patents outside of the scope of the licenses granted to BeiGene in Section 2.1; and
(c)    to […***…]; provided, that, (i) any exercise by a Licensor of its retained rights pursuant to this subsection (c) will require the prior approval of the JDC and (ii) BeiGene hereby agrees that Mirati will have the right to […***…].
2.4    License Grant to Mirati. BeiGene hereby grants to Mirati:
(a)    a non-exclusive, perpetual (except as otherwise provided in Section 14.4(b)), royalty-free and fully-paid (except as provided in Section 14.4(b)) license, with the rights to grant sublicenses through multiple tiers, under the BeiGene Inventions, BeiGene Invention Patents, BeiGene Know-How and BeiGene’s rights under any Joint Inventions and Joint Patents, to research, Develop, make, have made, use, sell, offer for sale, import, export and otherwise Commercialize the Compound and any Licensed Product in the Field outside the Licensed Territory; and
(b)    a non-exclusive, perpetual (except as otherwise provided in Section 14.4(b)), royalty-free and fully-paid (except as otherwise provided in Section 14.4(b)), license, with the right to sublicense through multiple tiers, under the BeiGene Inventions and BeiGene Invention Patents, and BeiGene Know-How to Develop, make and have made, and use the Compound and the Licensed Product in the Licensed Territory (i) solely for use outside of the Licensed Territory, (ii) solely to supply BeiGene in the conduct of Development activities in the Licensed Territory and (iii) subject to the JDC’s prior approval, to Develop the Compound

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and/or any Licensed Products in the Licensed Territory for the sole purpose of Developing and Commercializing Licensed Products outside the Licensed Territory.
2.5    No Implied Licenses; License Limitations.
(a)    No right or license under any Patents or other intellectual property rights of a Party is granted or shall be granted by implication to the other Party, and each Party agrees not to practice any Patents or other intellectual property rights of the other Party except pursuant to the licenses and other rights expressly granted in this Agreement or any other written agreement between the Parties. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Without limiting the foregoing, the Licensors hereby acknowledge and agree that no right or license is granted to the Licensors by BeiGene under this Agreement under any Patents or Know-How Controlled by BeiGene that covers or relates to any proprietary compound of BeiGene. Without limiting the foregoing, and notwithstanding any other provision of this Agreement, BeiGene hereby acknowledges and agrees that no right or license is granted to BeiGene by either of the Licensors under this Agreement under any Patents or Know-How owned or controlled by either of the Licensors that covers or relates to any proprietary compound of either of the Licensors other than the Compound.
(b)    BeiGene covenants that it, and its Affiliates and Sublicensees, will Develop, manufacture, and Commercialize the Licensed Products solely within the Licensed Territory for use in the Field, pursuant to and in accordance with the rights and licenses granted to it under and the terms and conditions of this Agreement, and will not use or practice Licensed Patents or Licensed Know-How except as expressly permitted in scope of the license granted to BeiGene in Section 2.1. BeiGene agrees and acknowledges that it has not been granted any rights (express or implied) to any Licensed Patents, Licensed Know-How, or Licensed Products under this Agreement outside of the Field or outside of the Licensed Territory, and accordingly agrees that during the Term it will not (i) Commercialize any Licensed Product outside of the Field or outside of the Licensed Territory or within the Licensed Territory for sale by or for BeiGene outside of the Field or outside of the Licensed Territory, or (ii) provide any Licensed Product to any Third Party, Sublicensee or Affiliate if BeiGene has actual knowledge or reasonably believes that such Third Party, Sublicensee or Affiliate, either directly or indirectly, is selling, or intends to sell such Licensed Product outside of the Field or outside of the Licensed Territory.
(c)    Mirati covenants that, except as otherwise expressly set forth or permitted in this Agreement (including under the retained rights in Section 2.3), Mirati, and its Affiliates and sublicensees, will Develop, manufacture, and Commercialize the Licensed Products solely outside the Licensed Territory. Mirati and its Affiliates and sublicensees will not use or practice any BeiGene Invention Patents or BeiGene Invention Know-How except as expressly permitted in this Agreement. Mirati agrees and acknowledges that except as otherwise expressly set forth or permitted in this Agreement, it has not been granted any rights (express or implied) to any BeiGene Invention Patents or BeiGene Inventions under this Agreement in the Licensed Territory, and accordingly agrees that during the Term it will not (i) Commercialize any Licensed Product in the Licensed Territory or outside the Licensed Territory intended for sale by or for Mirati inside of the Licensed Territory, or (ii) provide any Licensed Product to any Third Party, sublicensee or Affiliate if Mirati has actual knowledge or reasonably believes that such Third Party, sublicensee or Affiliate, either directly or indirectly, is selling, or intends to sell, such Licensed Product in the Licensed Territory.

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2.6    Technology Transfer.
(a)    After the Effective Date, and upon request of BeiGene, and pursuant to a separate Technology Transfer Plan to be mutually agreed in good faith by the Parties (the “Technology Transfer Plan”), Mirati will provide […***…] as described in this Agreement, including the supply of […***…] Drug Substance as provided in Section 7.1(a), and the transfer of Licensed Know-How in Mirati’s possession as of the Effective Date. In addition, Mirati shall provide BeiGene with […***…]. Each Party will be responsible for the costs and expenses incurred by such Party in connection with its conduct of the activities contemplated by the Technology Transfer Plan.
(b)    From time to time during the Term, Mirati shall transfer to BeiGene any additional Licensed Know-How generated by or on behalf of Mirati or its Affiliates with such reasonable frequency as the JDC or JCC may determine. From time to time during the Term, BeiGene shall transfer to Mirati any BeiGene Know-How generated by or on behalf of BeiGene or its Affiliates with such reasonable frequency as the JDC or JCC may determine.
(c)    The JDC and JCC shall each establish a mechanism for the reciprocal disclosure of applicable Know-How within its respective area of responsibility.
3.    GOVERNANCE
3.1    Joint Development Committee. […***…] after the Effective Date, the Parties will form a joint development and regulatory committee (the “JDC”) to coordinate the overall strategy, plans, and responsibilities of the Parties for Development of the Compound and any Licensed Products in the Licensed Territory and outside the Licensed Territory, to facilitate communication between the Parties and provide a forum for the Parties to review Development and regulatory matters pertaining to the Licensed Product in the Licensed Territory and outside the Licensed Territory, and to coordinate such Development activities in the Licensed Territory with Licensed Product development work outside the Licensed Territory. Except as otherwise provided herein, the role and responsibilities of the JDC are:
(a)    to oversee strategy, progress, and results with respect to Licensed Product Development in the Field […***…];
(b)    to review and approve the conduct by Mirati of any Development activities with respect to any Licensed Product in the Licensed Territory solely for use or sale outside the Licensed Territory, other than […***…];
(c)    to review and approve the Development Plan, with the understanding that the Initial Development Plan has been approved by the Parties, and any material amendments or revisions thereto;
(d)    to review and coordinate forecasting and supply of BeiGene’s expected requirements of Drug Substance and Drug Product for Development purposes;

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(e)    to review all material […***…];
(f)    to provide a forum for discussion of and coordinate interactions with Regulatory Authorities […***…];
(g)    to review any material Regulatory Filings with respect to the Licensed Product to be submitted to any Regulatory Authority […***…];
(h)    to review and discuss […***…];
(i)    to discuss and provide a forum for the exchange of pharmacovigilance and safety matters;
(j)    to provide a forum for discussion of and coordinate decisions related to […***…]; and
(k)    to discuss, review and approve any proposed publications and presentations by Mirati that includes the Clinical Data of BeiGene and to discuss and review any […***…], with the objective of protecting each Party’s Confidential Information and providing a reasonable opportunity for patent prosecution as appropriate prior to publication; and
(l)    to perform such other functions as the Parties may allocate to JDC in writing, where such functions are appropriate to further the purposes of this Agreement with respect to the Development of Licensed Products in the Licensed Territory.
3.2    Joint Commercialization Committee. At least […***…] prior to the first anticipated Regulatory Approval of any Licensed Product in the Licensed Territory, the Parties will form a joint commercialization committee (the “JCC”) to coordinate the overall strategy, plans, and responsibilities of the Parties, facilitate communication between the Parties and provide a forum for the Parties to review matters pertaining to Commercialization of Licensed Products in the Field in the Licensed Territory. Except as otherwise provided herein, the role and responsibilities of the JCC will be to:
(a)    discuss strategy, progress, and results with respect to Licensed Product Commercialization in the Field in the Licensed Territory, provided, that, for clarity, BeiGene shall retain sole decision-making authority with respect to Commercialization in the Licensed Territory;
(b)    review the Commercialization Plan and oversee implementation thereof;
(c)    solely to the extent that Mirati is supplying BeiGene with Drug Substance or Drug Product for Commercialization purposes, review and coordinate forecasting and supply of BeiGene’s expected requirements of Drug Substance and Drug Product for such Commercialization purposes;

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(d)    discuss and provide a forum for the exchange of pharmacovigilance and safety matters following commercial launch of Licensed Product;
(e)    review and discuss overall strategy and results with respect to Licensed Product Commercialization […***…]; and
(f)     perform such other functions as the Parties may deem appropriate to further the purposes of this Agreement with respect to the Commercialization of Licensed Product in the Licensed Territory.
3.3    Committee Composition. Each Committee will be composed of […***…] members appointed by Mirati and […***…] members appointed by BeiGene, each of which members shall be […***…]. Each Party will notify the other Party of its initial JDC member nominations within […***…] days after the Effective Date. The Parties, through the applicable Committee, may mutually agree to change the number of Committee members. Each Party may change its Committee members at any time by written notice to the other Party. Any member of a Committee may designate a substitute to attend and perform the functions of that member at any particular Committee meeting. Each Party may invite a reasonable number of non-member, non-voting representatives of such Party to attend any Committee meeting; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party shall be bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.4    Meetings. Each Committee will hold meetings at such frequency as determined by the Committee members, but no less than […***…], unless otherwise reasonably agreed to by the Parties. The first JDC meeting shall be held within […***…] days after the Effective Date. The first JCC meeting shall be held within […***…] days after the JCC’s formation pursuant to Section 3.2. Such meetings may be conducted by videoconference, teleconference, or in person, as agreed to by the Parties, […***…]. Minutes will be kept of all Committee meetings. Meeting minutes will be prepared by BeiGene within […***…] days after the applicable meeting and sent to each member of the Committee for review and preliminary approval, which minutes shall be formally approved by the Committee at its next scheduled meeting. Any costs and expenses incurred related to a Committee meeting, including, if applicable, travel or telecommunication expenses, shall be borne separately by each Party.
3.5    Decision-Making. Decisions of a Committee with respect to matters within the responsibility of such Committee shall be made by unanimous vote, with Mirati’s Committee members collectively having one vote and BeiGene’s Committee members collectively having one vote. If a Committee cannot to reach unanimous agreement on such a matter before it for a period in excess of […***…] days, the matter shall be referred to […***…], who shall attempt in good faith to resolve such disagreement. If such disagreement has not been resolved within […***…] days after being referred to such executives, […***…]. Notwithstanding the foregoing, if any such disputed or unresolved matter involves

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[…***…], such disputed or unresolved matter must be resolved […***…].
3.6    Scope of Governance. Each Committee shall only have such powers, authority and responsibilities as are specifically assigned to it in this Agreement, and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, no Committee will have any power to amend this Agreement, and no Committee decision shall be in contravention of or conflict with any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by a Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee.
3.7    Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual who shall be an employee of such Party having appropriate qualification and experience to act as the alliance manager for such Party with respect to the matters covered by this Agreement (the “Alliance Manager”). Each Alliance Manager shall be responsible for coordinating and managing processes and interfacing between the Parties on a day-to-day basis throughout the Term. The Alliance Manager will ensure communication to the applicable Committees of all relevant matters raised at any joint subcommittees or working groups. Each Alliance Manager shall be permitted to attend meetings of the applicable Committees as non-voting participants. The Alliance Managers shall be the primary contact for the Parties regarding the day-to-day activities contemplated by this Agreement and shall facilitate information exchange and discussion of all such activities hereunder, and the results thereof. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within each Committee and its subcommittees, if any. Costs with respect to Alliance Managers shall be borne separately by each Party.
3.8    Discontinuation of Participation on a Committee. For clarity, Mirati’s membership in any particular Committee shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the jurisdiction of the Committee. Mirati shall have the right to withdraw, at any time, from membership on a Committee upon […***…] days’ prior written notice to BeiGene, which notice shall be effective upon the expiration of such […***…] day period. Following the issuance of such notice: (a) Mirati’s membership in such Committee shall be terminated, (b) Mirati’s Committee members shall no longer have any decision-making rights as provided in Section 3.5 and (c) each Party shall have the obligation to provide and the right to continue to receive the information it would otherwise be required to provide and entitled to receive under the Agreement and to participate directly with the other Party in discussions, reviews and approvals currently allocated to such Committee pursuant to this Article 3.
4.    DEVELOPMENT
4.1    Overview of Development. The Parties acknowledge and agree that the Development of Licensed Product in the Licensed Territory shall be coordinated and consistent with the worldwide (outside of the Licensed Territory) Development of Licensed Product.

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4.2    Development Activities. Subject to the terms and conditions of this Agreement, BeiGene shall conduct Development of the Compound and any Licensed Product in accordance with, and as set forth in, the Development Plan. BeiGene will be solely responsible for obtaining all Regulatory Approvals in each country in the Licensed Territory at its sole expense. BeiGene will have the right to engage capable, reputable and experienced contract research organizations to conduct particular Development activities as are appropriate to be conducted by subcontractors. BeiGene shall keep the JDC informed of the progress and results of such Development activities as provided below.
4.3    Performance.
(a)    BeiGene shall use Commercially Reasonable Efforts to Develop the Licensed Product and seek and maintain Regulatory Approvals for the Licensed Product in the Field in the Licensed Territory.
(b)    BeiGene shall perform its Development obligations in compliance with all Applicable Laws, including the regulations promulgated by the relevant Regulatory Authorities for the Development, manufacture, testing, and Commercialization of pharmaceutical products in the Licensed Territory, in good scientific manner, and in compliance in all material respects with all applicable national and international guidelines (e.g., ICH, cGCP, cGMP).
4.4    Development Plan; Diligence. The Development of the Compound and any Licensed Products under this Agreement shall be conducted pursuant to the Development Plan. Without limiting the foregoing but subject to Section 4.5, BeiGene will use Commercially Reasonable Efforts to […***…]. From time to time, BeiGene may submit to the JDC for discussion any proposed modifications or amendments to the then-current Development Plan, and the JDC shall discuss such proposed modifications, pursuant to Section 3.1(c), at its next meeting. From time to time, Mirati may notify BeiGene of any proposed modifications to Mirati’s Development activities or strategy via the JDC, and the JDC shall discuss such proposed modifications, pursuant to Section 3.1(c), at its next meeting.
4.5    Obligations of Mirati. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (a) the ability of BeiGene to satisfy its diligence obligations in this Article 4 and achieve the clinical milestone events set forth in Section 4.4 are dependent upon (i) certain Development activities to be conducted by Mirati, including […***…], (ii) to the extent required by the Regulatory Authority, […***…] and (iii) the […***…] in accordance with the Initial Development Plan and (b) to the extent that Mirati fails to comply with such activities on a timely basis, the Parties shall discuss and agree in good faith on an appropriate modification to BeiGene’s diligence obligations set forth in this Article 4 to account for such failure.
4.6    Records. Each Party shall maintain full and complete records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall

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fully and properly reflect all work done and all data and other results achieved or obtained by or on behalf of such Party in the performance of Development activities with respect to the Compound or any Licensed Product under the Development Plan and as contemplated by this Agreement.
4.7    Disclosures Regarding Development Efforts. The Parties will share information about their respective Development activities in the Field through the JDC as follows:
(a)    BeiGene. BeiGene shall (i) provide to the JDC, not less than […***…] every Calendar Year during the Term, a report (each, a “Development Report”) that summarizes (A) […***…] and (B) any Compound-Specific Inventions that are first conceived or reduced to practice by BeiGene by over such […***…] period and (ii) upon the written request of Mirati, meet in person or by teleconference […***…] with respect to […***…].
(b)    Mirati. Mirati shall (i) provide to the JDC, not less than […***…] every Calendar Year during the Term, a report that summarizes (A) […***…] and (B) any Inventions that are first conceived or reduced to practice by Mirati over such […***…] period and (ii) upon the written request of Mirati, meet in person or by teleconference at least […***…] with respect to […***…].

4.8    Access and Use of Data. Each Party shall promptly provide the other Party with access to […***…]. Subject to the licenses and other rights granted under this Agreement (a) Mirati shall have a right of access, a right of reference and a right to use and incorporate all results, data, and analyses thereof, […***…], and (b) BeiGene shall have a right of access, a right of reference and a right to use and incorporate all results, data, and analyses thereof, including […***…].

4.9    Coordination. Notwithstanding anything to the contrary in this Agreement, subject to Applicable Laws, Mirati will discuss in good faith and coordinate with BeiGene, through the JSC, with respect to Mirati’s (and its Affiliates’ and sublicensees’) Development activities (including the conduct of any Clinical Trials) and Manufacturing activities, in each case with respect to the Compound and any Licensed Products […***…]. Mirati will consider in good faith and reasonably address BeiGene’s input and comments with respect thereto. Without limiting the

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foregoing, in the event that BeiGene determines, in its reasonable discretion, that a given Development activity (including any Clinical Trial) or Manufacturing activity for any Compound or any Licensed Product outside the Licensed Territory is reasonably likely to pose a material adverse safety issue for the Development, manufacture or Commercialization of the Compound or any Licensed Product in the Licensed Territory, BeiGene will have the right to notify Mirati thereof in writing and Mirati will reasonably consult with BeiGene in good faith in connection therewith prior to conducting the applicable Development activity (including any Clinical Trial) or Manufacturing activity.
5.    REGULATORY ACTIVITIES
5.1    General. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all Applicable Laws, BeiGene, at its own expense, shall use Commercially Reasonable Efforts to prepare and file all Regulatory Filings with respect to the Licensed Product required to Develop and, if successful, to obtain and maintain Regulatory Approvals of the Licensed Product in the Field in the Licensed Territory. Mirati will provide reasonable regulatory and administrative support and assistance to BeiGene, to be coordinated by the JDC, in connection with the conduct by BeiGene of its activities under this Section 5.1 including the submission by BeiGene of any Regulatory Filings in the Licensed Territory and, with respect to the submission by BeiGene of an IND or CTA for any Licensed Product in China, (i) the provision of a notarized authorization letter and business license and (ii) the provision of a notarized copy of the GLP certificate of Mirati’s contract research organization responsible for the performance of preclinical activities on the Compound. Without limiting the remainder of this Article 5, BeiGene, through the JDC, shall […***…].
5.2    Regulatory Expenses. BeiGene shall be responsible for all costs and expenses of preparing, maintaining, formatting, and filing Regulatory Filings for Licensed Products in the Licensed Territory and for maintaining Regulatory Approval for Licensed Products in the Licensed Territory.
5.3    Regulatory Filings.
(a)    Review. The Alliance Managers shall coordinate communication and the exchange of information between the Parties with respect to Regulatory Filings to be prepared and submitted by or for BeiGene in the Licensed Territory.
(b)    Copies.
(i)    Subject to Applicable Laws, BeiGene promptly shall provide to Mirati: (A) electronic copies (both as filed and also in English) of each Regulatory Filing as submitted to Regulatory Authorities in the Licensed Territory, (B) copies (both as filed or received, and also in English) of all correspondence with respect to Regulatory Filings to and from any Regulatory Authority in the Licensed Territory, and (C) a brief statement of any material changes in the final Regulatory Filings from the summaries previously provided by BeiGene to Mirati pursuant to subsection (A) above. Without limiting the generality of the foregoing, BeiGene shall […***…]

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[…***…]. The Parties will discuss in good faith whether any of the documents to be provided by BeiGene to Mirati under this Section 5.3(b) should be translated into English and the allocation of responsibility for paying the costs of any such translations between the Parties.
(ii)    Subject to Applicable Laws, Mirati shall provide BeiGene with copies of all material correspondence with respect to the Compound or any Licensed Product to and from any Regulatory Authority pertaining to Regulatory Filings outside of the Licensed Territory promptly so as to permit BeiGene to comply with its obligations under Applicable Laws in the Licensed Territory.
(c)    BeiGene shall own all such Regulatory Filings covering, and all Regulatory Approvals of, Licensed Product in the Licensed Territory, subject to subsection (d) below and to the provisions of Article 14.
(d)    Rights of Reference. Each Party hereby grants to the other Party a transferable right of reference to any and all Regulatory Filings, with any Regulatory Authority, and including any Regulatory Approvals, in the Licensed Territory (with respect to BeiGene) and outside the Licensed Territory (with respect to Mirati) for use in connection with, or as reasonably needed for, the Development and/or manufacturing of the Compound or Licensed Product inside the Licensed Territory, and for the Development and/or Commercialization of the Compound or Licensed Product outside the Licensed Territory.
5.4    Regulatory Meetings. Through the JDC, BeiGene shall provide Mirati with a schedule of any material in-person meeting or material teleconference with the Regulatory Authorities (or related advisory committees) in the Licensed Territory planned for the next […***…] that relates to the Development of the Licensed Products in the Licensed Territory (each, a “Regulatory Meeting”). BeiGene shall be solely responsible for any communications with Regulatory Authorities occurring or required in connection with performing its regulatory responsibilities set forth in this Article 5 with respect to the Licensed Product in the Licensed Territory, and Mirati shall have the right to provide input in preparation for each such Regulatory Meeting and the right at its sole expense and upon reasonable advance written notice, but not the obligation, to have its representatives attend and participate in each such material Regulatory Meeting.
5.5    Safety; Adverse Event Reporting.
(a)    Database. Mirati shall establish, hold, and maintain a global drug safety management system and database for the Licensed Products. As between the Parties, Mirati shall enter into such database all pharmacovigilance and other drug safety data for the Licensed Products (including Adverse Events) used outside the Licensed Territory as required by Applicable Laws (including any such data collected by its Third Party Licensees). Each Party shall have the right to access from such global drug safety database all drug safety data necessary for such Party to comply with all Applicable Laws in such Party’s territory. BeiGene shall provide to Mirati, for incorporation into such database, all safety-related information generated or obtained from use of Licensed Product in the Licensed Territory.
(b)    BeiGene Obligations. BeiGene shall be responsible, at its expense, for: (i) collecting all pharmacovigilance and other drug safety data for the Licensed Products in the

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Licensed Territory as required by Applicable Laws; (ii) reporting all such safety data, including adverse events in the Licensed Territory, to the applicable Regulatory Authorities in the Licensed Territory as appropriate to be in compliance with all Applicable Laws; (iii) timely reporting all such safety data to Mirati in the format for entry into the global safety database as specified by Mirati; and (iv) providing a copy of all material correspondence with any data and safety management board. The JDC may establish a safety subcommittee, and if so, all pharmacovigilance and other drug safety data for the Licensed Products in the Licensed Territory, including adverse event reports, shall then be submitted to such safety subcommittee concurrently with the reporting of such data to Mirati pursuant to subsection (iii) above. The Parties will discuss in good faith whether any of the documents to be provided by BeiGene under this Section 5.5(b) should be translated into English and the allocation of responsibility for paying the costs of any such translations between the Parties.
(c)    Sharing of Safety Data. BeiGene expressly acknowledges that Mirati shall have the right to provide all information received by Mirati pursuant to this Section 5.5 to appropriate Regulatory Authorities outside the Licensed Territory, and any of its applicable Affiliates and other licensees engaged in Development and Commercialization activities of the Licensed Product. Mirati expressly acknowledges that BeiGene shall have the right to provide all information received from Mirati by BeiGene from the Mirati safety database to appropriate Regulatory Authorities within the Licensed Territory, and any of its applicable Affiliates and other Sublicensees engaged in Development and Commercialization activities of the Licensed Product in the Licensed Territory.
(d)    Pharmacovigilance Agreement. As soon as practicable after the Effective Date, the JDC will develop a mutually acceptable pharmacovigilance and safety agreement (to be agreed upon and executed by the Parties) setting forth the Parties’ respective obligations in detail regarding pharmacovigilance and the exchange and reporting of drug safety data.
5.6    […***…].
5.7    Governmental Inspections and Inquiries. BeiGene shall advise Mirati promptly after BeiGene’s receipt of notice thereof, of (i) any planned Regulatory Authority visit to the portion of the facilities of BeiGene and/or the facilities of Mirati or their respective Affiliates where the Compound or any Licensed Product is manufactured, stored or handled, or (ii) any material written inquiries by a Regulatory Authority concerning such facilities, BeiGene’s or its Affiliates’ procedures with respect to the manufacture, storage or handling of the Compound or any Licensed Product. If a Regulatory Authority makes an unannounced or unplanned visit, BeiGene shall inform Mirati of the visit as soon as reasonably practicable after BeiGene obtains actual knowledge of the visit. BeiGene shall inform Mirati, as soon as practicable, regarding the purpose and result of such visit or inquiry, and will provide to Mirati copies of any minutes or other records of the inspection generated by BeiGene promptly following such inspection, and any report, response or correspondence provided by BeiGene or its Affiliate, as the case may be, to such Regulatory Authority or issued by or provided by

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such Regulatory Authority to BeiGene or its Affiliate, as the case may be, in connection with such visit or inquiry. The Parties will discuss in good faith whether any of the documents to be provided by BeiGene under this Section 5.7 should be translated into English and the allocation of responsibility for paying the costs of any such translations between the Parties.
6.    COMMERCIALIZATION
6.1    Responsibilities and Diligence. BeiGene shall be responsible, at its expense, for Commercializing the Licensed Product in the Field in the Licensed Territory, in compliance and accordance with the terms and conditions of this Agreement. BeiGene shall use Commercially Reasonable Efforts to (a) Commercialize the Licensed Product(s) in the countries within Licensed Territory, and (b) achieve the First Commercial Sale in the applicable country in the Licensed Territory […***…] after obtaining Regulatory Approval for such Licensed Product in such country in accordance with the Development Plan. In conducting Commercialization of Licensed Product, BeiGene will comply, and will ensure that its Affiliates comply, and will include in each of its Sublicense Agreements an obligation of its Sublicensees to comply, in all material respects with all Applicable Laws related to its Development, manufacturing, and Commercialization of the Licensed Products, including, as applicable, cGCP, cGLP, and cGMP, and all applicable anti-bribery and anti-corruption laws and regulations. Without limiting the generality of the foregoing, BeiGene will not promote or market or sell any of the Licensed Products in a manner that would conflict with Applicable Laws.
6.2    Commercialization Plan. BeiGene shall prepare and submit to the JCC for its review a plan […***…] (the “Commercialization Plan”). BeiGene shall submit a proposed draft of the Commercialization Plan for the Licensed Territory to the JCC no later than […***…] prior to the anticipated date of Regulatory Approval of the Licensed Product in the Licensed Territory. BeiGene shall deliver to the JCC an update of the relevant sections of the Commercialization Plan on […***…] during the Term. Updates to the Commercialization Plan will reflect, among other things, […***…].
6.3    Reports. BeiGene shall update the JCC at the JCC’s regularly-scheduled meetings regarding BeiGene’s Commercialization activities for the Licensed Products in the Licensed Territory and the progress and results thereof. In addition, BeiGene shall present written summary reports […***…] to the JCC setting forth BeiGene’s significant Commercialization activities with respect to Licensed Products (including results thereof) in the Licensed Territory pursuant to this Agreement and including a non-binding forecast for the Net Sales of the Licensed Product in the Licensed Territory in the next […***…].
6.4    Patent Rights Marking. To the extent required by Applicable Law and customary in the industry for such products, BeiGene will mark all Licensed Products sold in the Licensed Territory by BeiGene, its Affiliates, or Third Party Licensees with appropriate Licensed Product trademarks and patent numbers.
7.    MANUFACTURE AND SUPPLY

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7.1    Supply of Drug Substance and Drug Product.
(a)    Clinical Supply. Initially, Mirati will have the sole right and responsibility for the manufacture and supply to BeiGene of Drug Substance and Drug Product for use by BeiGene to conduct Development activities in the Licensed Territory, including the initial supply of Drug Product as reasonably required by BeiGene to conduct initial Development activities under the Initial Development Plan. Within […***…] of the Effective Date, the Parties will negotiate in good faith and execute a clinical manufacturing and supply agreement pursuant to which BeiGene may purchase from Mirati amounts of Drug Substance and/or Drug Product for use by BeiGene to conduct the Development activities in the Licensed Territory (“Clinical Supply Agreement”). Except for the clinical supply of Drug Substance and/or Drug Product by Mirati as provided in this Section 7.1, BeiGene shall be responsible for manufacturing and supplying, itself or through one or more Third Party contract manufacturers, BeiGene’s requirements for Drug Substance and Drug Product for use in BeiGene’s Development of the Compound or any Licensed Products in the Licensed Territory.
(b)    Ordering and Forecasts, Price. Mirati will supply quantities of Drug Substance and/or Drug Product as reasonably required by BeiGene to Develop the Licensed Product in the Licensed Territory in accordance with the Development Plan, and as specified in the Clinical Supply Agreement. During the period commencing on the Effective Date and continuing until […***…] the cost of supply of the Compound for use by BeiGene to conduct Development Activities in the Licensed Territory, and thereafter […***…]. The JDC shall coordinate the forecast of quantity and schedule for clinical supply of Drug Substance and Drug Product under this Section 7.1, which shall be consistent with the Development Plan; provided, however, that until particular forecast(s) are approved by JDC in accordance with this Section 7.1, any forecast provided by BeiGene shall be non-binding and operative only for planning purposes, and neither Party shall have any contractual obligation with respect thereto. The Parties may approve any such clinical Drug Substance and/or Drug Product forecast by mutual agreement evidenced by:
(i)    a request for quote submitted by BeiGene to Mirati (or its authorized contract manufacturer(s)) specifically defining its requirements for Drug Substance and/or Drug Product, including at least a specific quantity, and a required schedule for delivery thereof, which quote is accepted by Mirati in writing;
(ii)    a quote from Mirati (or its authorized contract manufacturer(s)) to BeiGene for supply of Drug Substance and/or Drug Product setting forth a defined quantity, delivery schedule, and estimated price […***…], which quote is accepted by BeiGene in writing;
(iii)    a purchase order issued by BeiGene to Mirati (or its authorized contract manufacturer(s)) consistent with the mutually agreed terms stated in such quote, and accepted by Mirati in writing. Title to the Drug Substance and/or Drug Product, as applicable, shall pass […***…]; or
(iv)    otherwise as set forth in, or as determined in accordance with, the Clinical Supply Agreement.

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Mirati (or its authorized contract manufacturer(s)) shall invoice BeiGene following delivery of Drug Substance and/or Drug Product to BeiGene. BeiGene shall pay invoices for Drug Substance and/or Drug Product ordered within […***…] days of its receipt of such invoices, subject to BeiGene’s right of replacement of defective Drug Substance and/or Drug Product as set forth in Section 7.1(c); it being further understood that to the extent BeiGene’s inspection of the delivered Drug Substance and/or Drug Product reveals that such Drug Substance and/or Drug Product failed to conform to any warranty provided to Section 7.1(c), such amounts paid for such Drug Substance and/or Drug Product or Licensed Product […***…].
(c)    Non-Commercial Drug Substance and Drug Product Representation and Warranty. The Drug Substance and Drug Product supplied by Mirati pursuant to Section 7.1(a) shall, as of delivery by Mirati to the carrier: (i) be manufactured in accordance with cGMP; and (ii) meet the Specifications. Within […***…] days following receipt of each delivery under Section 7.1(a), BeiGene shall conduct an inspection of the Drug Substance and/or Drug Product and notify Mirati if any such Drug Substance and/or Drug Product has failed to conform to the warranty provided above in this Section 7.1(c). In the event that […***…], Mirati shall either (A) […***…]; or (B) […***…].
(d)    Quality Agreement. […***…] after the Effective Date, the JDC will develop a mutually acceptable quality agreement (to be agreed upon and executed by the Parties) setting forth the Parties’ respective obligations in detail regarding the manufacture, packaging, testing, storage, and release of clinical and/or commercial Drug Substance and Drug Product to assure such Drug Substance and Drug Product is manufactured according to agreed Specifications and complies with Applicable Laws.
(e)     Manufacturing Technology Transfer. Notwithstanding anything to the contrary in this Agreement, in order to facilitate BeiGene’s exercise of its license to manufacture Licensed Products in accordance with Section 2.1, Mirati shall, as promptly as possible following its receipt of any written request by BeiGene (each, a “Manufacturing Technology Transfer Request”) (i) disclose and/or transfer to BeiGene such Know-How as may be reasonably necessary or useful for BeiGene to manufacture or have any Third Party contract manufacturing organization (“CMO”) engaged by BeiGene to manufacture Licensed Products, to the extent Controlled by Mirati as of such date and (ii) otherwise provide reasonable assistance to enable BeiGene or such CMO to manufacture or have manufactured such Licensed Product (“Manufacturing Technology Transfer”). Such Manufacturing Technology Transfer will be made to BeiGene or any CMO engaged by BeiGene and reasonably acceptable to Mirati pursuant to a plan and budget (the “Manufacturing Technology Transfer Plan”) to be prepared by Mirati and provided to BeiGene for its review and approval as soon as practicable and no later than […***…] days following Mirati’s receipt of the Manufacturing Technology Transfer Request from BeiGene. Each Party will pay […***…] of the costs and expenses of such Manufacturing Technology Transfer as set forth in the Manufacturing Technology Transfer Plan. Upon completion of such Manufacturing Technology Transfer, BeiGene will have the sole right and responsibility, at its sole cost and

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expense, for manufacturing Licensed Products for Development and Commercialization in the Licensed Territory.
7.2    Commercial Supply of Drug Substance and Drug Product. Except as otherwise set forth in this Section 7.2, BeiGene shall be responsible to manufacture and supply, itself or through one or more Third Party contract manufacturers, BeiGene’s requirements for Drug Substance and/or Drug Product for use in BeiGene’s Commercialization of Licensed Products under this Agreement. Such manufacture shall be conducted in all cases in compliance with all Applicable Laws and sufficient to meet all market demand for Licensed Products in the Licensed Territory. […***…] (herein, the “Mirati Commercial Supply Agreement”). […***…] (the “BeiGene Commercial Supply Agreement.”). Such Mirati Commercial Supply Agreement or, to the extent negotiated and executed, the BeiGene Commercial Supply Agreement, as applicable, shall contain commercially reasonable, industry standard terms for similar commercial supply agreements, […***…]. Following the execution of such either Commercial Supply Agreement (and as contemplated by the applicable Commercial Supply Agreement), the Parties and the relevant Third Party contract manufacturer, if applicable, shall negotiate in good faith to enter into a quality agreement governing the Specifications and other technical aspects of such commercial supply of the Drug Substance and/or Drug Product.
7.3    […***…].
8.    FINANCIAL TERMS
8.1    Upfront License Fee. Within […***…] Business Days of the Effective Date, BeiGene shall pay to Mirati, in cash, ten million USD ($10,000,000.00), such payment being non-refundable and non-creditable.
8.2    Milestone Payments.
(a)    Clinical Development Milestones. BeiGene shall pay to Mirati the following non-refundable, non-creditable milestone payments set forth in the table below.

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Milestone Event	Milestone Payment (USD)
[…***…]	US $[…***…]
[…***…]	US $[…***…]

(b)    Regulatory Milestones. BeiGene shall pay to Mirati the following non-refundable, non-creditable milestone payments set forth in the table below, with respect to each Licensed Product.

Milestone Event	Milestone Payment (USD)
[…***…]	$[…***…]
[…***…]	$[…***…]

(c)    Sales-Based Milestones. BeiGene shall pay to Mirati the following non-refundable, non-creditable milestone payments set forth in the table below:

Sales Milestone Event	Milestone Payment (USD)
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]

(d)    For clarity, (i) each milestone payment set forth herein shall be payable only once, regardless of the number of times the corresponding milestone event is achieved and (ii) any Sublicense Fees received by BeiGene with respect to a Licensed Product […***…]

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[…***…] for purposes of determining whether a Sales Milestone Event has been achieved under Section 8.2(c).
8.3    Royalty Payments.
(a)    Royalty Rate. During the applicable Royalty Term, BeiGene shall pay to Mirati non-refundable, non-creditable royalties as a percentage of the Net Sales of all Licensed Products in the Licensed Territory, as calculated by multiplying the applicable royalty rate (as set forth in the following royalty rate schedule) by the amount of Net Sales of all Licensed Products in the Licensed Territory in the applicable Calendar Year (on a by “tier” basis):

Amount of Net Sales in the Calendar Year	Royalty Rate Applicable to Net Sales Tier
$[…***…] through $[…***…]	[…***…]%
Above $[…***…] and through $[…***…]	[…***…]%
Above $[…***…] and through $[…***…]	[…***…]%
Above $[…***…] and through $[…***…]	[…***…]%
Above $[…***…] and through $[…***…]	[…***…]%
Above $[…***…]	20%

(b)    Terms of Royalty Obligations. Royalties shall be payable hereunder on sales of Licensed Products in a country in the Licensed Territory throughout the Royalty Term applicable to the Licensed Products in such country.
(c)    Generic Sales. If any Third Party sells a Generic Product in a country in the Licensed Territory in which Licensed Product is then being sold by BeiGene, the royalties payable by BeiGene for sales of Licensed Products in such country (during the period when such Generic Product is being sold) will be reduced by […***…] percent ([…***…]%) of the amount otherwise owed under this Section 8.3 for such sales.
(d)    Anti-Stacking. If BeiGene is required to take a license under Patents of a Third Party issued in a country in the Licensed Territory that claim the Compound or its use, in order to sell Licensed Product in such country, then BeiGene shall be entitled to credit, against royalties owed by BeiGene to Mirati on Net Sales of such Licensed Product in such country under this Agreement, […***…] percent ([…***…]%) of any payments, including upfront payments, milestone payments and royalty payments paid in the applicable […***…] to such Third Party by BeiGene that are in consideration for the grant of such license with respect to the Licensed Product in such country, […***…]
[…***…].

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9.    PAYMENT; RECORDS; AUDITS
9.1    Payment; Reports. The royalty payments due under Section 8.3 shall be calculated and reported on a Calendar Quarter basis. All royalty payments due under Section 8.3 shall be paid within […***…] days after the end of each Calendar Quarter. Within […***…] days after the end of each Calendar Quarter, BeiGene shall provide to Mirati a complete and accurate report setting forth the gross sales and the calculation of Net Sales of Licensed Products by BeiGene and its Affiliates and Sublicensees in the Licensed Territory during such Calendar Quarter, in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including any reductions taken in the calculation of Net Sales pursuant to Section 1.69 and the exchange rates used. BeiGene shall provide Mirati promptly written notice of the achievement of a milestone event in Section 8.2, and shall pay to Mirati in cash the milestone payment owed for such achievement, within […***…] days of such achievement.
9.2    Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All payments hereunder shall be payable in U.S. dollars. When conversion of payments or amounts received is required for the calculation of Net Sales from any currency other than U.S. dollars, such conversion shall be made by using the exchange rates […***…], for the applicable currency exchange, unless otherwise agreed in writing by the Parties. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the receiving Party, unless otherwise specified in writing by such Party.
9.3    Tax Withholding. Mirati will pay any and all taxes levied on it on account of any payments made to it under this Agreement. If any taxes (other than “value added” taxes) are legally required to be withheld by BeiGene from any payment made to Mirati under this Agreement, BeiGene will (a) deduct such taxes from the payment made to Mirati, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Mirati and certify its receipt by the taxing authority within […***…] days following such payment. The Parties will cooperate reasonably and in good faith to obtain the benefit of any relevant tax treaties and otherwise to minimize as far as reasonably possible any withholding or other taxes that may be levied on any payments due to Mirati hereunder.
9.4    Restrictions on Fund Transfers. In the event that, by reason of applicable laws in the Licensed Territory, it becomes impossible or illegal, after reasonable efforts by BeiGene to transfer, or have transferred on its behalf, payments owed to Mirati hereunder, BeiGene will promptly notify Mirati of the conditions preventing such transfer and, at the request of Mirati, such payments will be deposited in local currency in the Licensed Territory to the credit of Mirati in a recognized banking institution designated by Mirati, or to a local currency account of a third party designated by Mirati.

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9.5    Royalty Records; Audits. BeiGene shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sales or other disposition of the Licensed Product in the Licensed Territory and calculation of Net Sales, in sufficient detail to permit Mirati to confirm the accuracy of royalty reports and payments due to it hereunder. Such records shall be kept for at least […***…] following the end of the Calendar Quarter to which they pertain. Mirati shall have the right to cause an independent, certified public accountant reasonably acceptable to BeiGene to audit such records to confirm Net Sales reports and royalty payments for a period covering not more than […***…] following the Calendar Quarter to which they pertain. Such audits may be exercised during normal business hours upon reasonable prior written notice to BeiGene; provided that such audit right may be exercised no more than […***…] or more than […***…] with respect to sales of a particular Licensed Product […***…]. All records made available for audit shall be deemed to be Confidential Information of BeiGene. Prompt adjustments shall be made by the Parties to reflect the results of such audit. Mirati shall bear the full cost of such audit unless such audit discloses an underpayment by BeiGene of more than […***…] percent ([…***…]%) of the amount of royalty payments due under this Agreement for any applicable Calendar Quarter, in which case, BeiGene shall bear the cost of such audit and shall promptly remit to Mirati the amount of any underpayment. Any overpayment by BeiGene revealed by an audit shall be credited against future payment owed by BeiGene to Mirati (and if no further payments are due, shall be promptly refunded by Mirati).
9.6    Interest on Late Payments. Any amounts not paid by either Party when due under this Agreement will be subject to interest from and after the date payment is due through and including the date upon which such Party makes such payment at the annual interest rate of […***…] percent ([…***…]%) […***…]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.
10.    INTELLECTUAL PROPERTY
10.1    Ownership of Intellectual Property.
(a)    Data and Results. All data, results and other Know-How (and all property rights therein) generated in connection with any Development or Commercialization activities with respect to Licensed Product conducted by or on behalf of Mirati and its Affiliates and other licensees shall, as between Mirati and BeiGene, be the sole and exclusive property of, and to the extent BeiGene acquires or obtains any interest therein are hereby assigned to, Mirati or its Affiliates or licensees (other than BeiGene as licensee hereunder), as applicable, subject to the license and use rights granted to BeiGene hereunder. All BeiGene Data and Results (for clarity, excluding Manufacturing Data) shall be (as between the Parties) the sole and exclusive property of BeiGene or of its Affiliates or Sublicensees, as applicable, but subject to the license and use rights granted to Mirati hereunder. All Manufacturing Data generated in connection with any Development or Commercialization activities with respect to the Compound and/or Licensed Product conducted by or on behalf of BeiGene and its Affiliates and Sublicensees shall, as between Mirati and BeiGene, be the sole and exclusive property of Mirati, and BeiGene hereby assigns and agrees to assign to Mirati all rights, title and interest in and to all such Manufacturing Data (and all property rights therein), which rights are subject to the license and use rights granted to BeiGene herein. BeiGene shall ensure that its Affiliates and Sublicensees provide BeiGene with sufficient rights in all BeiGene Data and Results and Manufacturing Data so that BeiGene can transfer to Mirati, and grant it the rights to use, such BeiGene Data and Results

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and can assign to Mirati all rights and title in and to all Compound-Specific Inventions and Manufacturing Data, as provided in this Agreement.

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(b)    Patents, Inventions and other Know-How. Mirati (and its Affiliates) shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Licensed Patent Rights, Licensed Know-How, Compound-Specific Inventions, Compound-Specific Patents, Mirati Inventions and Mirati Invention Patents. BeiGene shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all BeiGene Know-How, BeiGene Patents, BeiGene Inventions, and BeiGene Invention Patents. BeiGene (on behalf of itself and its Affiliates) hereby assigns and agrees to assign to Mirati all rights, title and interest in and to the Compound-Specific Inventions and Compound-Specific Patents. The Parties shall jointly own an undivided one-half interest in all Inventions made jointly by or on behalf of both Parties or their respective Affiliates and Controlled by each Party or their respective Affiliates (referred to herein as “Joint Inventions”), except for Compound-Specific Inventions and Compound-Specific Patents. All Patents claiming patentable Joint Inventions shall be referred to herein as “Joint Patents”, and shall be jointly owned by the Parties, subject to the applicable licenses granted by each Party hereunder. BeiGene shall ensure that its Affiliates and Sublicensees provide and assign to BeiGene all rights in Compound-Specific Inventions and Compound-Specific Patents so that BeiGene can transfer and assign to Mirati all rights, title and interest in and to all Compound-Specific Inventions and Compound Specific Patents, as provided in this Agreement. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign, and otherwise exploit its interest under Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party.
10.2    Patent Prosecution and Maintenance.
(a)    Licensed Patents/Joint Patents.
(i)    Subject to the remainder of this Section 10.2(a), including subsection (ii), Mirati shall have the sole right, but not the obligation, to control the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, inter partes review, patent term extensions, applications for supplementary protection certificates, oppositions,) of the Licensed Patents and Joint Patents, including all Compound-Specific Invention Patents and Mirati Invention Patents, worldwide, at its sole cost and expense and using counsel of its own choice. In the event that Mirati desires to abandon or cease prosecution or maintenance of any Licensed Patent in the Licensed Territory during the Term, Mirati shall provide reasonable prior written notice to BeiGene of such intention to abandon (which notice shall, to the extent possible, be given no later than […***…] days prior to the next deadline for any action that must be taken with respect to any such Licensed Patent in the relevant patent office). In such case, upon BeiGene’s written election provided to Mirati no later than […***…] days after such notice from Mirati and subject to any rights of any Third Party with respect thereto, BeiGene shall have the right to continue prosecution and maintenance of such Licensed Patent at BeiGene’s direction and expense. If BeiGene does not provide such election within […***…] days after such notice from Mirati, Mirati may thereafter, in its sole discretion, continue or discontinue the prosecution and maintenance of such Licensed Patent.
(iI)    Notwithstanding anything to the contrary in this Section 10.2, in the event that any Joint Patent covers any patentable Joint Invention that relates to any proprietary compound of BeiGene, the Parties will discuss and agree in good faith upon the

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allocation between the Parties of prosecution, maintenance and enforcement responsibilities using patent counsel mutually acceptable to the Parties.

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(b)    BeiGene Patents.
(i)    Subject to this Section 1.1(b), BeiGene shall have the first right, but not the obligation, to control the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, inter partes review, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings, and defense of validity or enforceability challenges) of all BeiGene Patents and BeiGene Invention Patents, worldwide, at its sole cost and expense and by counsel of its own choice.
(ii)    In the event that BeiGene desires to abandon or cease prosecution or maintenance of any BeiGene Invention Patent outside the Licensed Territory (other than any BeiGene Invention Patent that covers or relates to any proprietary compound of BeiGene) during the Term, BeiGene shall provide reasonable prior written notice to Mirati of such intention to abandon (which notice shall, to the extent possible, be given no later than […***…] days prior to the next deadline for any action that must be taken with respect to any such BeiGene Invention Patent in the relevant patent office). In such case, upon Mirati’s written election provided to BeiGene no later than […***…] days after such notice from BeiGene and subject to any rights of any Third Party with respect thereto, Mirati shall have the right to continue prosecution and maintenance of such BeiGene Invention Patent outside the Licensed Territory at Mirati’s direction and expense. If Mirati does not provide such election within […***…] days after such notice from BeiGene, BeiGene may, in its sole discretion, continue prosecution and maintenance of such BeiGene Patent or discontinue prosecution and maintenance of such BeiGene Patent.
(c)    Cooperation of the Parties. The Party that has the responsibility for the preparation, filing, prosecution, and maintenance of any Patents under Section 10.2(a), (b) or (c) above (the “Prosecuting Party”) shall (A) promptly provide the other Party (the “Non-Prosecuting Party”) with copies of all material submissions and correspondence with the applicable patent offices with respect to its preparation, filing, prosecution, and maintenance of the applicable Patents, in sufficient time to allow for review and comment by Non-Prosecuting Party, and (B) provide the Non-Prosecuting Party and its patent counsel with an opportunity to consult with the Prosecuting Party regarding such Patents and any amendment, submission or response with respect to such Patents. The advice and suggestions of the Non-Prosecuting Party and its patent counsel shall be taken into consideration in good faith by the Prosecuting Party in connection with such preparation, filing, prosecution, and maintenance; provided, that, if the Non-Prosecuting Party fails to provide any comment on or before the expiration of […***…] Business Days before the proposed date for any amendment, submission or response notified by the Prosecuting Party, the Prosecuting Party’s obligations under this Section 10.2(d) shall be deemed to have been fulfilled. The Prosecuting Party shall pursue in good faith all reasonable claims requested by the Non-Prosecuting Party in its preparation, filing, prosecution, and maintenance of any Patents under this subsection (d); provided, that, if the Prosecuting Party incurs any additional cost or expense as a result of any such request, the Non-Prosecuting Party shall be solely responsible for the cost and expense attributable to the pursuit of any such additional claim or taking such other activities. Each Party agrees otherwise to cooperate fully in the preparation, filing, prosecution, and maintenance of Patents under this Section 10.2 and in the obtaining and maintenance of any patent extensions, supplementary protection certificates, and the like with respect thereto, at its own costs. Such cooperation includes, but is not limited

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to, (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to enable the other

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Party to apply for and to prosecute patent applications in any country as permitted by Section 10.2, and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution, or maintenance of any such patent applications and the obtaining of any patent term extensions, supplementary protection certificates, and their equivalent.
10.3    Infringement by Third Parties.
(a)    Notice; Enforcement Generally. Upon either Party becoming aware of any infringement or threatened infringement by a Third Party of (i) any BeiGene Patents, BeiGene Invention Patents, or Licensed Patents in the Licensed Territory, or (ii) Combination Product Patents or Joint Patents in the Licensed Territory or outside the Licensed Territory, such Party shall promptly notify the other Party thereof. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party. Except as expressly provided herein, each Party retains exclusive rights to enforce all of its intellectual property rights.
(b)    BeiGene Enforcement. Subject to this Section 10.3(b), as between the Parties, BeiGene shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any Licensed Patent (for clarity, including and Compound-Specific Patent), or Joint Patent in the Licensed Territory (including any invalidation proceedings, and defense of validity or enforceability challenges), and the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any BeiGene Patent or BeiGene Invention Patent worldwide, in each case at its own expense and by counsel of its own choice. Mirati shall have the right, at its own expense, to be represented in any action or proceeding with respect to a Licensed Patent (for clarity, including any Compound-Specific Patent) or Joint Patent in the Licensed Territory by counsel of its own choice, and the Parties shall reasonably cooperate with each other and the other’s counsel in strategizing, preparing for, and presenting any such action or proceeding. If BeiGene does not bring an action or proceeding with respect to infringement of any Licensed Patent (for clarity, including any Compound-Specific Patent), or Joint Patent in the Licensed Territory before the earlier of (i) […***…] days following the notice of alleged infringement or (ii) at least […***…] days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Mirati shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and BeiGene shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to Licensed Patents (for clarity, including any Compound-Specific Patents), or Joint Patents in the Licensed Territory shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding on a pro-rata basis, and any remaining amounts shall be allocated as follows: (A) to the extent all or any portion of such recovery is attributable to loss of sales or profits with respect to a Licensed Product, […***…], and (B) any remaining amounts not allocated as provided above shall be shared by the Parties […***…].
(c)    Mirati Enforcement. Subject to this Section 10.3(c), as between the Parties, Mirati shall have the first right, but not the obligation, to bring and control any action

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or proceeding with respect to infringement of any Licensed Patent (for clarity, including any Compound-Specific Patent), or Joint Patent outside the Licensed Territory (including any invalidation proceedings, and defense of validity or enforceability challenges), in each case at its own expense and by counsel of its own choice, and BeiGene shall have the right, at its own expense, to be represented in any such action or proceeding with respect to an enforcement of a Joint Patent by counsel of its own choice. If Mirati does not bring an action or proceeding with respect to, or otherwise cause the cessation of, infringement of any Joint Patent outside the Licensed Territory before the earlier of (i) […***…] days following the notice of alleged infringement or (ii) at least […***…] days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, BeiGene shall have the right to bring and control any such action with respect to, or otherwise cause the cessation of, infringement of Joint Patent at its own expense and by counsel of its own choice, and Mirati shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to Joint Patents shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding on a pro-rata basis, and any remaining amounts shall be allocated as follows (A) to the extent all or any portion of such recovery is attributable to loss of sales or profits with respect to a Licensed Product, […***…], and (B) any remaining amounts not allocated as provided above shall be allocated […***…]. For clarity, in no event shall BeiGene have the right to enforce any Licensed Patent (for clarity, including any Compound-Specific Patent) outside the Licensed Territory, which right shall be retained solely by Mirati, and Mirati retains sole and exclusive rights, at its discretion, to enforce all Patents of Mirati that are not Licensed Patents, anywhere in the world.
(d)    Cooperation. If a Party brings an infringement action in accordance with this Section 10.3, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.
10.4    Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of BeiGene, Mirati, or any of their respective Affiliates or Sublicensees, as applicable, pursuant to this Agreement infringes or may infringe the intellectual property rights of a Third Party. BeiGene shall have the sole right to control any defense of any such claim against BeiGene (or its Affiliate or Sublicensee) involving alleged infringement of Third Party rights by activities of BeiGene or its Affiliate or Sublicensee in the Licensed Territory, at its own expense and by counsel of its own choice, and Mirati shall have the right (if such actions relate to Licensed Product), at its own expense, to be represented in any such action by counsel of its own choice. Subject to BeiGene’s indemnification obligations under Section 13.1, Mirati shall have the sole right to control any defense of any such claim against Mirati involving alleged infringement of Third Party rights by activities of Mirati or its Affiliates or other licensees at its own expense and by counsel of its own choice, and BeiGene shall have the right (if such actions relate to Licensed Product activities in the Licensed Territory), at its own expense, to be represented in any such action by counsel of its own choice.
10.5    Consent for Settlement. Neither Party shall enter into any settlement or compromise of any action or proceeding under this Article 10 that would in any material

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manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which shall not be unreasonably withheld, conditioned, or delayed.
10.6    Trademarks. Except as provided […***…], and subject to Article 14, BeiGene shall own and be responsible for all trademarks, trade names, branding, or logos related to Licensed Product in the Field for use in the Licensed Territory, and will be responsible for selecting, registering, defending, and maintaining the same at BeiGene’s sole cost and expense. Mirati shall own and be responsible for all trademarks, trade names, branding, or logos related to Licensed Product in the Field for use outside the Licensed Territory, and will have the sole rights for selecting, registering, defending, and maintaining the same at Mirati’s sole cost and expense. […***…].
11.    CONFIDENTIALITY
11.1    Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each of the Parties agrees that, during the Term and for […***…] thereafter, such Party and its Affiliates shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other Party provided pursuant to this Agreement. Further, each of the Parties and its Affiliates shall keep confidential and, subject to Section 11.4, shall not publish or otherwise disclose the terms of this Agreement, except as otherwise permit in this Article 11. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own proprietary or confidential information of a similar nature (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors, and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of any Confidential Information of the other Party and shall use diligent, good faith efforts to rectify such issue as soon as practicable.
11.2    Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing, prosecuting, or maintaining Patents as permitted by this Agreement;
(b)    submitting Regulatory Filings for any Compound or Licensed Product in order to obtain or maintain Regulatory Approvals;
(c)    prosecuting or defending litigation as permitted by this Agreement;
(d)    complying with applicable court or administrative orders or governmental regulations (including regulations promulgated by securities exchanges); and

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(e)    disclosure to Affiliates, Sublicensees […***…] or […***…] other licensees, collaborators employees, consultants, contractors, or agents, on a need to know basis, or to potential Sublicensees […***…] or […***…] other licensees, or potential acquirers, merger partners other Third Party strategic partners, and their respective professional advisors, in connection with due diligence or similar investigations by such Third Parties in connection with potential business transactions, disclosure to actual or bona-fide potential Third Party investors in confidential financing documents, and disclosure to actual and bona-fide potential Third Party acquirers of such Party, provided, in each case, that any such Affiliate, Third Party Licensee, collaborator, employee, consultant, contractor, agent, or Third Party agrees to be bound by (or is subject to, pursuant to its professional ethical rules) terms of confidentiality and non-use consistent with those set forth in this Article 11.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.2(c) or 11.2(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such Confidential Information and at least as diligently as such Party would use to protect its own confidential information. In any event, each of the Parties agrees to take all reasonable action to avoid disclosure of the other Party’s Confidential Information hereunder except as needed in furtherance of, and in compliance with the terms of, this Agreement. Any information disclosed pursuant to Section 11.2(c) or 11.2(d) shall still be deemed Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of Article 11.
11.3    Publications.
(a)    Subject to Mirati’s review and approval as set forth below, BeiGene shall have the right to publish Clinical Data pertaining to the Compound or any Licensed Product and generated by or on behalf of BeiGene in the Licensed Territory pursuant to this Agreement and subject to this Section 11.3(a). Mirati shall have the right to review, comment on, and approve any material proposed for disclosure or publication by BeiGene regarding any such Clinical Data and/or results of and other information regarding BeiGene’s Development activities with respect to the Compound or any Licensed Product, whether by oral presentation, manuscript, or abstract. Before any such material is submitted for publication or presentation of the same is made, BeiGene shall deliver a complete copy to Mirati at least […***…] days prior to submitting the material to a publisher or initiating any other disclosure. Mirati shall review any such material and give its comments to BeiGene within […***…] days of receipt of such material. With respect to oral presentation materials and abstracts, Mirati shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to BeiGene with appropriate comments, if any, but in no event later than […***…] days from receipt. BeiGene shall comply with Mirati’s request to delete references to its Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional […***…] days for the purpose of preparing and filing appropriate patent applications.
(b)    Subject to BeiGene’s review and approval as set forth below, Mirati shall have the right to publish preclinical data and Clinical Data pertaining to the Compound or any Licensed Product that is generated by or on behalf of BeiGene or any of its Affiliates or Sublicensees pursuant to this Agreement and subject to this Section 11.3(b). BeiGene shall have the right to review, comment on, and approve any material proposed for disclosure or publication

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by Mirati regarding any such preclinical and Clinical Data, whether by oral presentation, manuscript, or abstract. Before any such material is submitted for publication or

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presentation of the same is made, Mirati shall deliver a complete copy to BeiGene at least […***…] days prior to submitting the material to a publisher or initiating any other disclosure. BeiGene shall review any such material and give its comments to Mirati within […***…] days of receipt of such material. With respect to oral presentation materials and abstracts, BeiGene shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to Mirati with appropriate comments, if any, but in no event later than […***…] days from receipt. Mirati shall comply with BeiGene’s request to delete references to its Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional […***…] days for the purpose of preparing and filing appropriate patent applications. In addition, Mirati shall keep BeiGene reasonably informed of any proposed publication of preclinical data and Clinical Data pertaining to the Compound or any Licensed Product and generated by or on behalf of Mirati and allow BeiGene the reasonable opportunity to review and discuss any material proposed for disclosure or publication by Mirati regarding any such preclinical data and Clinical Data, whether by oral presentation, manuscript, or abstract.
11.4    Publicity; Public Disclosures. The Parties agree to issue a joint press release promptly after the Effective Date, in the form attached as Exhibit 11.4 of this Agreement. Further, it is understood that each Party may desire or be required to issue subsequent press releases relating to this Agreement or the activities or results hereunder subject to the prior written consent of the other Party; provided, that (a) the Parties hereby agree to consult with each other with respect to the text and timing of any such subsequent press releases concerning activities or results pursuant to this Agreement, prior to the issuance thereof and (b) a Party may not unreasonably withhold, condition, or delay its consent to any such releases. Each Party may also make such disclosures relating to this Agreement or the activities or results hereunder to the extent required by Applicable Laws; provided, that such Party hereby agrees to use reasonable efforts to consult with the other Party with respect to the text and timing of any such disclosure.
11.5    Required Disclosures. Each Party acknowledges and agrees that the other Party may submit this Agreement to the U.S. Securities and Exchange Commission (the “SEC”) or any national securities exchange in any jurisdiction (collectively, the “Securities Regulators”), or to other Persons as may be required by Applicable Laws, and if a Party does submit this Agreement to any Securities Regulators, or other Persons as may be required by Applicable Laws, such Party agrees to reasonably consult and coordinate with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party determines that it is required by Applicable Laws or any Securities Regulator to make a disclosure of the terms of this Agreement in a filing or other submission as required by Applicable Laws or Securities Regulators, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by Applicable Laws or Securities Regulator subject to this Section 11.5. Each Party shall (a) provide copies of the proposed disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances, (b) promptly notify the other Party in writing of such requirement and any respective timing constraints, and (c) give the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure; provided, that, the other Party shall promptly review and provide comments regarding the proposed disclosure and the disclosing Party will in good faith consider incorporating such comments.

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11.6    Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 11 shall supersede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement, including the Confidentiality Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.
11.7    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 11. In addition to all other remedies, a Party shall be entitled to seek to obtain specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 11.
12.    REPRESENTATIONS, WARRANTIES AND COVENANTS
12.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, partnership or member action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.
12.2    Mutual Covenants.
(a)    Employees, Consultants, and Contractors. Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants, and contractors who perform Development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement.
(b)    Debarment. Each Party represents, warrants, and covenants to the other Party that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or comparable laws in any country or jurisdiction other than the U.S., and it does not, and will not during the Term, knowingly employ or use the services of any person who is debarred or disqualified in connection with any activities relating to any Licensed Product. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, including the Party itself or its Affiliates or Third Party Licensees, that directly or indirectly relate to activities contemplated by this Agreement, such Party shall immediately notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.
(c)    Each Party covenants that all manufacture and Development (including non-clinical studies) related to the Compound or any Licensed Product conducted on behalf of

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such Party or its Affiliates will be conducted in accordance with all Applicable Laws, including cGCP, cGLP and cGMP.

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(d)    Compliance.
(i)    In the performance of its obligations under this Agreement, each Party shall comply, and shall cause its and its Affiliates’ employees and contractors to comply, with all Applicable Laws.
(ii)    Each Party, and its and its Affiliates’ employees and contractors, shall not, and BeiGene will ensure that its Sublicensee’s shall not, in connection with the performance of this Agreement, directly or indirectly through Third Parties, pay, promise, or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to any Public Official or other person or entity for the purpose of obtaining or retaining business for or with, or directing business to, any person, including, without limitation, either Party, or with respect to BeiGene any BeiGene Sublicensee (it being understood that, without any limitation to the foregoing, such Party, and to its knowledge, its and its Affiliates’ employees and contractors, has not directly or indirectly promised, offered, or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality, or other illegal or unethical benefit to a Public Official or any other person or entity in connection with the performance of such Party’s obligations under this Agreement, and shall not, directly or indirectly, engage in any of the foregoing).
(iii)    In connection with the performance of its obligations under this Agreement, each Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with such Party’s own anti-corruption and anti-bribery policy, a copy of which shall be provided to the other Party upon such other Party’s written request.
(iv)    Each Party will have the right, upon reasonable prior written notice and during the other Party’s regular business hours, to audit such other Party’s books and records in the event that the first Party reasonably and in good faith suspects that a violation of any of the representations, warranties, or covenants in this Section 1.1(d) has occurred.
(v)    In the event that a Party has violated or been suspected of violating any of the representations, warranties, or covenants in this Section 1.1(d), such Party will cause its or its Affiliates’ personnel or others working under its direction or control to submit to periodic training regarding anti-corruption law compliance.
(vi)    Each Party will, at the other Party’s written request, but no more frequently than […***…] per Calendar Year, certify to such other Party in writing such Party’s compliance, in connection with the performance of such Party’s obligations under this Agreement, with the representations, warranties, or covenants in this Section 1.1(d).
(vii)    For clarity, any breach of this Section 1.1(d) by BeiGene shall constitute a material breach for which Mirati shall have the right to terminate this Agreement pursuant to Section 1.1(b).
12.3    Additional Mirati Representations and Warranties. Each of the Licensors represents and warrants to BeiGene that as of the Effective Date:
(a)    To the Knowledge of Licensors, all Licensed Patents existing as of the Effective Date are listed on Exhibit 1.61;

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(b)    Neither Licensor has received written notice, including from any Third Party, that the Development of Compound or Licensed Product conducted by or on behalf of such Licensor or their respective Affiliates infringes or misappropriates any Patents or other intellectual property rights of any Third Party in the Licensed Territory;
(c)    The Licensors own or are the exclusive licensees of the rights, title, and interest in and to the Licensed Patents, and have the right to grant the licenses to BeiGene set forth in Section 2.1 of this Agreement;
(d)    Neither Licensor nor any of its Affiliates has granted any right or license to any Third Party relating to any of the Licensed Patents or Licensed Know-How that conflicts with, or limits the scope of, any of the rights or licenses granted to BeiGene hereunder
(e)    Neither Licensor nor any of their respective Affiliates has granted any mortgage, pledge, claim, security interest, encumbrance, lien or other charge of any kind on the Licensed Patents or Licensed Know-How in the Licensed Territory, and the Licensed Patents and Licensed Know-How are free and clear of any mortgage, pledge, claim, security interest, encumbrance, lien or charge of any kind in the Licensed Territory;
(f)    Neither Licensor is a party to any agreement with any governmental entity or an agency thereof pursuant to which such governmental entity or such agency provided funding for the development of any of the Licensed Patents or Licensed Know-How and which gives such governmental entity or such agency any rights to any Licensed Patent or Licensed Know-How that conflicts with, or limits the scope of, any of the rights or licenses granted to BeiGene hereunder;
(g)    No legal claim or action has been brought or, to Mirati’s Knowledge, threatened against either Licensor by any Third Party alleging that the Licensed Patents are invalid or unenforceable and no Licensed Patent is the subject of any interference, opposition, cancellation, or other protest proceeding;
(h)    All existing Patents within the Licensed Patents (a) are subsisting, (b) are being diligently prosecuted in the respective patent offices in accordance with Applicable Laws, and (c) have been filed and maintained in accordance with Applicable Laws and all applicable fees have been paid on or before the due date for payment;
(i)    To the Knowledge of each Licensor, all issued Licensed Patents are valid and enforceable, and there are no acts or omissions of such Licensor that would (A) constitute inequitable conduct, fraud, or misrepresentation to the applicable patent office with respect to any Licensed Patents, or (B) render any Licensed Patents invalid or unenforceable in whole or in part;
(j)    There are no pending legal actions, claims, suits, or proceedings against either Licensor or any of its Affiliates, at law or in equity, or before or by any Regulatory Authority or other government authority in the Licensed Territory, and neither Licensor nor any of its Affiliates has received any written notice regarding any pending or threatened legal actions, claims, suits, or proceedings against such Licensor, at law or in equity, or before or by any Regulatory Authority or other government authority in the Licensed Territory, in either case with respect to the Licensed Patents or the Development of the Compound or any Licensed Product;

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(k)    The Upstream Agreement is the only agreement (including any licenses) granting any licenses or other rights to Mirati (or any of its Affiliates) directly relating to the Development or Commercialization of Compounds or Licensed Products, or Licensed Patents in respect thereof; and
(l)    With respect to the Upstream Agreement, (i) it is in full force and effect; (ii) neither Mirati nor any of its Affiliates is in breach thereof; and (iii) neither Mirati nor any of its Affiliates has received any notice of breach or notice of threatened breach thereof.
(m)    Mirati has provided to BeiGene all material documentation, data, and information under its control requested by BeiGene relating to the Compound and the use thereof in the Field. Without limiting the foregoing, Mirati has provided to BeiGene complete and accurate copies of (a) all existing material Regulatory Filings made by Mirati or its Affiliate (the “Existing Regulatory Materials”), and (b) all other material correspondences to/from any Regulatory Authority controlled by Mirati, in each case related to the Compound or Licensed Product. Other than the Existing Regulatory Materials, neither Licensor nor any of their Affiliates has obtained, or filed, any INDs, CTAs or any other form of regulatory application for approval of Clinical Trials, marketing or other purpose, for the Compound or any Licensed Product. The Existing Regulatory Materials are, to the Knowledge of Mirati, in full force and good standing, and neither Mirati nor any of its Affiliates has received any notice in writing, or otherwise has Knowledge of any facts, which have, or reasonably could have, led Mirati (or its Affiliate) to believe that the Existing Regulatory Materials are not currently in, or may not remain in, good standing with the applicable Regulatory Authority.
(n)    Mirati has provided to BeiGene all material adverse information with respect to the safety and efficacy of the Compound or any Licensed Product Known to Mirati or its Affiliates.
(o)    All information and data provided by or on behalf of Mirati to BeiGene on or before the Effective Date in contemplation of this Agreement or the transactions contemplated hereby was and is as of the Effective Date, to the Knowledge of Mirati, accurate in all material respects, and, to the Knowledge of Mirati, Mirati has not failed to disclose, or cause to be disclosed, any material information or data Known to Mirati that could reasonably be expected to cause the information and data that has been disclosed by Mirati to BeiGene to be misleading in any material respect.
12.4    Additional Mirati and MethylGene Covenants.
(a)    The Licensors will use reasonable efforts to update from time to time the list of Licensed Patents in Exhibit 1.61, to set forth any additional Licensed Patents which either Licensor becomes aware during the Term;
(b)    Neither Licensor shall grant any mortgage, pledge, claim, security interest, lien or other encumbrance of any kind on the Licensed Patents and Licensed Know-How in the Licensed Territory except for encumbrances that are expressly subject to the license and use rights granted BeiGene under this Agreement;
(c)    Except as otherwise expressly permitted in this Agreement, commencing on the Effective Date and continuing until the end of the Term, Mirati and its

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Affiliates will not (a) assign or otherwise transfer ownership of any Licensed Patents or any material Licensed Know-How in the Licensed Territory, except to the extent such assignment

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or transfer does not conflict with or adversely affect any of the rights or licenses granted to BeiGene hereunder, or (b) grant to any Third Party any license rights to any Licensed Patents or Licensed Know-How in the Licensed Territory if such license grant conflicts with any of the licenses rights granted to BeiGene hereunder.
12.5    Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PRODUCTS, PATENTS, KNOW-HOW, OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR HEREIN, NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY MIRATI THAT THE LICENSED PATENTS OR LICENSED KNOW-HOW IS NOT INFRINGED BY ANY THIRD PARTY OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY PUBLISHED INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. Without limiting the generality of the foregoing, (a) neither Party represents or warrants that any data obtained from conducting clinical trials in one country or jurisdiction will comply with the laws and regulations of any other country or jurisdiction, and (b) neither Party represents or warrants the success of any study or test conducted pursuant to this Agreement or the safety or usefulness for any purpose of the technology it provides hereunder.
13.    INDEMNIFICATION AND LIMITATION OF LIABILITY
13.1    Indemnification by BeiGene. BeiGene hereby agrees to defend, indemnify, and hold harmless Mirati and its Affiliates, and their respective directors, officers, employees and agents (each, a “Mirati Indemnitee”) from and against any and all liabilities, judgments, damages, expenses, and losses, including reasonable legal expenses and attorneys’ fees, (collectively, “Losses”) to which any Mirati Indemnitee may become subject as a result of any claim, demand, allegation, suit, action, or other proceeding (each, a “Claim”) by any Third Party against any Mirati Indemnitee to the extent such Losses arise directly or indirectly out of: (a) the […***…] by BeiGene or its Affiliates or Sublicensees (excluding, for clarity, Mirati and its Affiliates and their licensees); (b) the breach by BeiGene or its Affiliate or Sublicensee of any warranty, representation, covenant, or agreement made by BeiGene in this Agreement; or (c) […***…]; except in each case (a)-(c) above to the extent such Losses or Claim arise out of any activity by Mirati or a Mirati Indemnitee, as applicable, within the criteria set forth in Section 13.2(a)-(d) for which Mirati is obligated to indemnify BeiGene under Section 13.2.
13.2    Indemnification by Mirati. Mirati hereby agrees to defend, indemnify, and hold harmless BeiGene and its Affiliates, and their respective directors, officers, employees, and agents (each, a “BeiGene Indemnitee”) from and against any and all Losses to which any BeiGene Indemnitee may become subject as a result of any Claim by any Third Party against a BeiGene Indemnitee to the extent such Losses arise out of: (a) the […***…] by either Licensor or any of their respective Affiliates or sublicensees (excluding, for clarity, BeiGene and its Affiliates and their licensees) in the Licensed Territory; (b) […***…]

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[…***…] by either Licensor or any of their respective Affiliates or sublicensees (excluding, for clarity, BeiGene and its Affiliates and their licensees) outside the Licensed Territory; (c) the breach by either Licensor of any warranty, representation, covenant, or agreement made by such Licensor in this Agreement; or (d) […***…]; except in each case (a) – (d) above to the extent such Losses or Claim arise out of any activity set forth in Section 13.1(a)-(d) for which BeiGene is obligated to indemnify Mirati under Section 13.1.
13.3    Additional Indemnification.
(a)    BeiGene. BeiGene hereby further agrees to indemnify and hold harmless the Mirati Indemnitees from and against any and all Losses to which any Mirati Indemnitee may become subject as a result of the breach by any Sublicensee of any of the relevant terms of this Agreement.
(b)    Mirati. Mirati hereby further agrees to indemnify and hold harmless the BeiGene Indemnitees from and against any and all Losses to which any BeiGene Indemnitee may become subject as a result of the breach of the relevant terms of this Agreement by any Mirati sublicensee of any of the rights licensed hereunder to Mirati and sublicensed to such sublicensee.
(c)    For purposes of this Article 13, any claim of either Party for indemnification under this Section 13 shall be referred to herein as a “Direct Claim”.
13.4    Indemnification Procedures for Claims Under Sections 13.1 and 13.2. The Party claiming indemnity under Section 13.1 or 13.2, either on behalf of itself or its Indemnified Party, with respect to a particular Third Party Claim against such Indemnified Party, shall give written notice to the Party from whom indemnity hereunder is being sought (the “Indemnifying Party”, as to such Claim) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party (and including such Party) may participate in and monitor such defense with counsel of its own choosing at its own expense; provided, however, that the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any such Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned, or delayed), unless the settlement involves only the payment of money, and no admission of wrong-doing or fault by the Indemnified Party. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate, all at Indemnifying Party’s cost and expense (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnifying Party will remain responsible to indemnify and hold harmless the Indemnified Party as provided in this Article 13.
13.5    Indemnification Procedures for Direct Claims Under Section 13.3. The Party claiming indemnity under Section 13.3 either on behalf of itself or an Indemnified Party,

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with respect to a particular Direct Claim against such Indemnified Party, shall give written notice to the other Party promptly after learning of such Direct Claim which shall contain (a) a description of the Direct Claim and the amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party (to the extent then known) and (b) a statement that the Indemnified Party is entitled to indemnification under Section 13.3 for such Losses and a reasonable explanation of the basis therefor (to the extent then known); provided, that, the failure so to provide such notice to the Indemnifying Party will not relieve the Indemnifying Party from any liability which they may have to the Indemnified Party under this Agreement or otherwise, except to the extent that the Indemnifying Party reasonably demonstrates that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Party and that the Indemnifying Party were not otherwise aware of such Direct Claim. If the Indemnifying Party disagrees with the basis or occurrence of the Direct Claim, the Direct Claim will be resolved as provided in Section 15.
13.6    Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) during the Term and for […***…] thereafter in an amount consistent with sound business practice and industry standards, and reasonable in light of the risks involved in its activities hereunder and its obligations under this Agreement. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.
13.7    Limitation of Liability. NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED, LOST PROFITS, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. […***…].
14.    TERM AND TERMINATION; CESSATION OF DEVELOPMENT
14.1    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue until expiration of the Royalty Term under this Agreement, or until earlier termination of the Agreement as provided in this Article 14 or by mutual written agreement of the Parties. Upon expiration of the Royalty Term with respect to any Licensed Product (but not in the case of earlier termination of the Agreement) in a particular country in the Licensed Territory and payment in full of all amounts owed to Mirati under this Agreement with respect to that Licensed Product in such country, the licenses granted to each of the Parties under this Agreement shall become nonexclusive, perpetual, royalty-free, fully-paid up, and irrevocable with respect to such Licensed Product in such country and shall survive the expiration of this Agreement in such country.
14.2    Termination of Agreement.
(a)    Unilateral Right to Terminate. BeiGene may terminate this Agreement at any time by providing not less than sixty (60) days’ prior written notice to Mirati.

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(b)    Breach. Each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail (herein, “Breach Notice”), fails to cure such material breach within sixty (60) calendar days from the date of such Breach Notice (and also, subject to BeiGene’s rights in Section 14.5). If the allegedly breaching Party reasonably and in good faith disagrees that there has been a material breach (that is the subject of the Breach Notice pursuant to this Section 14.2(b)) then the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within […***…] following receipt of such Breach Notice, for resolution to […***…], who will meet promptly to discuss the matter and determine, within […***…] following referral of such matter, whether or not a material breach has occurred pursuant to this Section 14.2(b). If […***…] unable to resolve such dispute within such […***…] period after it is referred to them, (i) the matter and alleged breach will be resolved as provided in Section 15; (ii) the sixty (60) day cure period with respect thereto will be tolled through the resolution of such dispute in accordance with the applicable provisions of this Agreement so long as the alleged breaching Party is in good faith participating in the dispute resolution proceedings under Article 15; (iii) this Agreement shall not be terminated and during the pendency of such dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; (iv) if it is ultimately determined under the dispute resolution process that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach for a period not to exceed […***…] from the date of such determination, and if such material breach is cured by the breaching Party prior to the end of such period, the Agreement shall remain in force (subject to all other terms and conditions), and if not, the other Party may terminate the Agreement on written notice; and (v) if it is ultimately determined under the dispute resolution process that the allegedly breaching Party did not commit such material breach, then the Agreement shall remain in force (subject to all other terms and conditions).
(c)    Bankruptcy. Each Party shall have the right to terminate this Agreement in its entirety upon written notice to the other Party if the other Party makes a general assignment for the benefit of creditors, files a petition under bankruptcy or insolvency, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above.
(d)    Patent Challenge. If BeiGene or its Affiliate conducts or materially participates in any Patent Challenge (as defined below), then Mirati may terminate this Agreement on written notice, unless all such Patent Challenge activities are permanently ceased and terminated within […***…] of BeiGene’s receipt of such notice from Mirati. As used herein, a “Patent Challenge” means any direct – or indirect through the actions of another person acting on BeiGene’s or its Affiliate’s or Sublicensee’s behalf – dispute or challenge by BeiGene or its Affiliate or Sublicensee, or any willful assistance (other than as compelled by subpoena or other legal process) by BeiGene or its Affiliate or Sublicensee in the dispute or challenge by another person or entity, of the validity, patentability, or enforceability of any Licensed Patent, or any equivalent Patent of Mirati outside the Licensed Territory, or any claim

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thereof, or opposition or assistance in the opposition of the grant of any letters patent within the Licensed Patents, or any equivalent Patent of Mirati outside the Licensed Territory, in any legal or administrative proceedings in a court of law, before any patent office or other similar agency or tribunal with appropriate jurisdiction in any country, territory or jurisdiction, including by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action. If any Sublicensee of BeiGene conducts or materially participates in any Patent Challenge (as defined above), then Mirati may terminate this Agreement on written notice, unless (i) such Patent Challenge activities are permanently ceased and terminated within […***…] of BeiGene’s receipt of such notice from Mirati or (ii) BeiGene terminates the applicable Sublicense Agreement in accordance with Section 2.2 within […***…] of BeiGene’s receipt of such written notice from Mirati.
14.3    Consequences of Termination (other than for Mirati Breach). Upon any termination of this Agreement under Section 14.2 for any reason other than by BeiGene pursuant to Section 14.2(b):
(a)    License Grants to BeiGene. The licenses granted by Mirati to BeiGene pursuant to Section 2.1 shall automatically terminate; provided, that, any sublicenses granted by BeiGene pursuant to Section 2.2 shall remain in effect and become direct licenses from Mirati to the applicable Sublicensees, so long as actions or omissions by the applicable Third Party Licensee did not cause or contribute to such termination and such sublicensee is not then in breach of its sublicense agreement, and provided that Mirati shall have no obligations to such Sublicensees, under such direct licenses, that exceed the obligations of Mirati under this Agreement.
(b)     License Grants to Mirati. The licenses granted by BeiGene to Mirati in Section 2.4 and 4.8(a) shall continue in full force and effect following such termination.
(c)    Regulatory Materials; Data. Within […***…] of the effective date of such termination, BeiGene shall transfer and assign to Mirati, […***…], all Regulatory Filings and Regulatory Approvals for the Licensed Product, all BeiGene Data and Results and all pharmacovigilance data (including all adverse event databases) relating to the Licensed Product. In addition, at Mirati’s request, BeiGene shall provide Mirati with reasonable assistance with any inquiries and correspondence with Regulatory Authorities regarding the Licensed Product in the Licensed Territory for up to […***…] after such termination.
(d)    Development Wind-Down. BeiGene shall, as directed by Mirati, either (i) complete or wind-down in an orderly fashion any ongoing Development activities (including any Clinical Trials) with respect to any Licensed Product in the Licensed Territory, and thereafter comply with subclause (ii), or (ii) promptly transfer all Development activities to Mirati or its designee, in any case in compliance with all Applicable Laws.
(e)    Commercial Wind-Down. If at the time of termination the Licensed Product is being Commercialized in the Licensed Territory, then BeiGene shall, […***…], (i) continue certain ongoing Commercial activities with respect to any Licensed Products in the Licensed Territory for […***…], and/or (ii) hand off all, or specified, Commercial activities to

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Mirati or its designee, […***…], in each case in compliance with all Applicable Laws. […***…]

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[…***…].
(f)    Transition Assistance. BeiGene shall seek an orderly transition of the Development and Commercialization of the Compound and Licensed Products in the Licensed Territory to Mirati or its designee. […***…].
(g)    Remaining Inventories. Mirati shall have the right, at its discretion, to purchase from BeiGene or its Affiliates any or all of the inventory of the Licensed Products held by BeiGene or its Affiliates as of the date of termination at a price equal to […***…]. Mirati shall notify BeiGene within […***…] days after the date of termination whether Mirati elects to exercise such right.
(h)    Trademarks. BeiGene shall promptly assign and transfer to Mirati all of BeiGene’s rights, title, and interest (including all goodwill and related rights) in and to Trademarks pertaining to Licensed Product that are owned by BeiGene (or its Affiliate or Sublicensee) and used for the Licensed Products in the Field in the Licensed Territory.
(i)    […***…].
14.4    Consequences of Termination for Uncured Mirati Material Breach. Upon termination of this Agreement by BeiGene pursuant to Section 14.2(b):

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(a)    Section 14.3(a) above shall apply, and Sections 14.3(b) through (i) above shall apply, with respect to such termination, subject to the following:
(b)    to the extent that Mirati wishes (x) BeiGene to execute any documents and/or take any actions set forth in subsections (c) – (h) of Section 14.3; and/or (y) to have the license granted to Licensors in Section 2.4 and/or the rights granted in Section 4.8(a) expanded to include the rights to use the licenses and rights, or any particular subset of such license and rights, in the Licensed Territory, then Mirati shall notify BeiGene in writing on or before […***…] from the date of its receipt of the notice of termination, such notice to specify the documents, actions and/or license rights that Mirati desires, whereupon (i) the Parties shall negotiate in good faith for a period of up to […***…] the terms and conditions, including the consideration to be paid by Mirati to BeiGene, pursuant to which BeiGene will (as applicable) execute such documents, take such actions and/or grant such license and rights, which consideration shall in any event (A) take into account the aggregate costs and expenses incurred by BeiGene in connection with the conduct of Development and Commercialization activities under this Agreement, including any milestone and royalty payments made by BeiGene to Mirati under this Agreement and (B) include the reimbursement by Mirati of the costs and expenses that would be incurred by BeiGene in executing all such documents and taking all such actions and (ii) to the extent that the Parties reach agreement on such terms and conditions, then BeiGene shall (as applicable) execute such documents, take such actions and/or grant such license and rights, and otherwise BeiGene shall have no obligation to execute such documents or take such actions or grant such licenses and rights and the matter shall not be resolved by arbitration under Article 15; and
(c)    in addition to any request made by Mirati under Section 14.4(b), to the extent that Mirati wishes to retain the licenses and rights granted in Section 2.4 and Section 4.8(a) outside the Licensed Territory, or any particular subset of such license and rights, after the effective date of termination, Mirati shall notify BeiGene in writing on or before […***…] from the date of its receipt of the notice of termination, specifying the licenses and rights it wishes to retain and the Parties will promptly negotiate in good faith the consideration to be paid by Mirati to BeiGene for such retained licenses and rights, with consideration shall be commercially reasonable for the value of the licenses and rights retained. […***…].
14.5    Election of Partial Termination for Mirati Material Breach. If Mirati materially breaches its obligations under this Agreement and, after receiving a Breach Notice from BeiGene under Section 14.2(b), does not cure such breach within the cure period, then BeiGene may elect, in lieu of terminating this Agreement pursuant to Section 14.2(b), to proceed under this Section 14.5, in which case: (a) the Agreement shall remain in force, and all of BeiGene’s rights (including license rights under Section 2.1) and obligations shall remain in effect, and all of Mirati’s rights and obligations, except as otherwise provided in subsection (b) below, remain in effect; (b) Mirati’s rights under Sections 4.4, 5.6 and 6.2 shall terminate; and (c) BeiGene shall retain all rights at law and equity with respect to such breach by Mirati.
14.6    Confidential Information. Upon expiration or termination of this Agreement in its entirety, each Party shall […***…] return to the other Party or destroy all records and

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materials in such Party’s possession or control containing Confidential Information of the other Party; provided that […***…]

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[…***…].
14.7    Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Articles 1, 11, 13, 14, 15 and 16, and Sections 4.6, 4.8(a) (subject, if applicable, to Section 14.4(b)), 5.3(d) (solely as to Mirati’s rights existing as of expiration or termination), 9.5 and 10.1.
14.8    Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement shall not in and of itself give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided, however, that termination of this Agreement shall not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
14.9    Damages; Relief. […***…], termination of this Agreement shall not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
14.10     Cessation of Development of Compound by Mirati. Mirati may cease all development activities pertaining to Compound outside the Licensed Territory by providing not less than ninety (90) days’ prior written notice to Mirati. In such case, (a) […***…] and (b) this Agreement shall otherwise continue in full force and effect.
15.    DISPUTE RESOLUTION
15.1    Disputes. In the event of any dispute, controversy, or claim arising out of or in connection with this Agreement, including Section 13.5, except as otherwise provided in Section 15.2, the Parties shall, through […***…], first meet and attempt to resolve the dispute in face-to-face negotiations. This meeting shall occur within […***…] days after either Party provides notice to the other Party that it wishes to invoke such negotiations.
15.2    Arbitration. If the Parties are unable to resolve any dispute through such negotiations as are described in Section 15.1, within […***…] days of notice from a Party about such dispute, then, except for Excluded Claims (as defined below) the dispute shall be resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with the ICC’s then current rules governing commercial disputes as modified herein.
(a)    Within […***…] days following the commencement of arbitration, […***…] (such arbitrators, the “Arbitrators”). None of the Arbitrators may be current or former

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employees, officers, or directors of either Party or its Affiliates. Each of the Arbitrators shall have relevant expertise and experience with respect to the matter at issue.
(b)    The place, or legal seat, of arbitration shall be […***…].
(c)    After the Arbitrators are appointed, at the earliest convenient date (not to exceed […***…] days after the Arbitrator’s appointment), the Arbitrators shall convene a preliminary conference with the Parties to fix the schedule for the arbitration and determine the discovery that shall take place. Discovery is to be completed within […***…] days of the preliminary conference unless this period of time is extended by the Arbitrator for good cause. The evidentiary hearing on the merits is to commence within […***…] days of the discovery cutoff.
(d)    The hearing shall be conducted on no more than […***…] consecutive days unless the Arbitrator determines that the number of witnesses warrants additional hearing days (not to exceed […***…] additional days). The Parties shall each receive equal time during the hearing, using the chess clock approach. The arbitrators shall issue a reasoned award, deciding each disputed issue within […***…] days following completion of the hearing. The arbitrator(s) shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. The arbitral award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction.
(e)    Failure to meet any of the foregoing deadlines will not render the award invalid, unenforceable, or subject to being vacated. The Arbitrators, however, may impose appropriate sanctions and draw appropriate adverse inferences against a Party responsible for the failure to meet any such deadlines.
(f)    Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs, and disbursements (including, for example, expert witness fees and expenses, travel expenses, etc.) and/or the fees and costs of the arbitrators.
(g)    Any arbitration shall be conducted in English and the Arbitrators shall apply the governing law specified in Section 16.1.
(h)    Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Mirati and BeiGene. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the applicable statute of limitations.
(i)    Excluded Claims. As used in this Section 15.2, the term “Excluded Claim” means a dispute, controversy, or claim that concerns (i) the validity, scope, enforceability, or infringement of a patent, trademark, or copyright; (ii) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory; or (iii) subject to Section 15.3 below, the request for equitable relief. Disputes regarding Excluded Claims shall be brought in a court of competent jurisdiction in which such patent or trademark rights or

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copyright was granted or arose, or in which such law or regulation applies, or in which equitable relief is properly sought.
(j)    To be extent this Agreement provides that a particular dispute shall be submitted to […***…], the procedures set forth on Exhibit 15.2 shall apply to such dispute.
15.3    Court Actions. Nothing contained in this Agreement shall deny either Party the right to seek, upon good cause, injunctive or other equitable relief from a court of competent jurisdiction in the context of an emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceedings.
16.    GENERAL PROVISIONS
16.1    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding its conflicts of laws principles.
16.2    Entire Agreement; Modification. This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written, or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by authorized representatives of the Parties.
16.3    Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture, or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
16.4    Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
16.5    Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party, without the prior written consent of the other Party; provided, however, that either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate, and either Party may assign or otherwise transfer this Agreement without the other Party’s consent in connection with the transfer or sale to a Third Party of all or substantially all of the business or assets of such Party relating to the Compound and/or any Licensed Product whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise.

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The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be null and void.
16.6    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it, except for the persons expressly entitled to indemnification as provided in Article 13.
16.7    Severability. If for any reason any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect and the Parties will in such an instance use their best efforts to replace the invalid, illegal, or unenforceable provision(s) with valid, legal, and enforceable provision(s) that implement the purposes of this Agreement.
16.8    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by air mail (postage prepaid) requiring return receipt, or by a recognized overnight courier, to the Party to be notified at its address(es) given below, or at any other address such Party may designate by written notice to the other in accordance with this Section 16.8. Notice shall be deemed sufficiently given for all purposes upon the earliest of the date of actual receipt if personally delivered; if air mailed, five (5) business days after the date of postmark; or if delivered by overnight courier, the next business day.
If to Mirati, notices must be addressed to:
Mirati Therapeutics, Inc.
9393 Towne Centre Drive, Suite 200
San Diego, CA 92121 USA
Attention: Chief Executive Officer
Tel: 858.332.3410
With a copy (which shall not constitute notice) to:
Mirati Therapeutics, Inc.
9393 Towne Centre Drive, Suite 200
San Diego, CA 92121 USA
Attention: Chief Legal Officer
Tel: 858.332.3410

If to BeiGene, notices must be addressed to:

c/o Mourant Ozannes Corporate Services (Cayman) Limited
94 Solaris Avenue
Camana Bay, Grand Cayman, Cayman Islands KY1-1108
Attn: Chief Executive Officer

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Tel: […***…]

With copies to:    BeiGene, Ltd.

55 Cambridge Parkway, Suite 700W
Cambridge, MA 02142
Attn: Senior Vice President, General Counsel
Tel: […***…]

Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: John J. Cheney, Esq
Tel: […***…]
Fax: […***…]

16.9    Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such Party’s reasonable control including acts of God, fire, flood, explosion, earthquake, pandemic illness, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the nonperforming Party has not caused such event(s) to occur and uses reasonable efforts to remove the condition. The nonperforming Party shall notify the other Party of a failure or delay in performance due to force majeure event within […***…] days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.
16.10    Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all sections, subsections, and paragraphs in such Article, references to any section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means “including without limitation”, and shall not be deemed to limit the generality or breadth of any words or phrase preceding such word. The word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision. All references to days in this Agreement shall mean calendar days, unless otherwise

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specified. All references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature. Ambiguities and uncertainties in

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this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.
16.11    Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
16.12    Exhibits and Schedules. All exhibits or schedules referred to in this Agreement are attached hereto and incorporated herein by this reference.
{SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

MIRATI THERAPEUTICS, INC. By: /s/ Charles M. Baum_______________ Name: Dr. Charles M. Baum____________ Title: President and CEO_______________	BEIGENE, LTD. By: /s/ Ji Li__________________________ Name: Ji Li__________________________ Title: EVP, Global Head of BD__________

METHYLGENE INC.
By: /s/ Charles M. Baum_______________
Name: Dr. Charles M. Baum____________
Title: President

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Exhibit 1.28
[…***…]
[…***…]

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Exhibit 1.59
LICENSED PATENTS

IP ESTATE COVERING SITRAVATINIB IN ASIA

1.	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

2.	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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Exhibit 1.67
LICENSED TERRITORY
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

[…***…]
People’s Republic of China, including Hong Kong, Taiwan and Macau
[…***…]
[…***…]

[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

[…***…]
[…***…]
[…***…]
[…***…]

[…***…]
[…***…]
[…***…]
[…***…]

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[…***…]
[…***…]
[…***…]
[…***…]

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Exhibit 1.59
LICENSED Patents

IP ESTATE COVERING SITRAVATINIB IN ASIA

1.	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

2.	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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Exhibit 1.67
LICENSED TERRITORY
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

[…***…]
People’s Republic of China, including Hong Kong, Taiwan and Macau
[…***…]
[…***…]

[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

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[…***…]

[…***…]
[…***…]
[…***…]
[…***…]

[…***…]
[…***…]
[…***…]
[…***…]

[…***…]
[…***…]
[…***…]
[…***…][…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

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[…***…]

Australia
New Zealand

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Exhibit 1.70
ONGOING CLINICAL DEVELOPMENT ACTIVITIES

[…***…]

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Exhibit 15.2
[…***…]

[…***…]
[…***…]
[…***…]
[…***…]

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Exhibit 1.36
INITIAL DEVELOPMENT PLAN
[…***…]

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Exhibit 11.4
JOINT PRESS RELEASE
January 8, 2018
BeiGene and Mirati Therapeutics Announce Exclusive License Agreement for Sitravatinib in the Asia Pacific Region
CAMBRIDGE, Mass. and BEIJING, China and SAN DIEGO, Jan. 08, 2018 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ:BGNE), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative molecularly targeted and immuno-oncology drugs for the treatment of cancer, and Mirati Therapeutics (NASDAQ:MRTX), a clinical-stage targeted oncology company, today announced an exclusive license agreement for the development, manufacturing and commercialization of Mirati’s sitravatinib in Asia (excluding Japan), Australia, and New Zealand. Mirati will retain exclusive rights for the development, manufacturing and commercialization of sitravatinib for the rest of world.

Sitravatinib is an investigational tyrosine kinase inhibitor that has demonstrated potent inhibition of receptor tyrosine kinases (RTKs), including TAM family receptors (TYRO3, Axl, MER), split family receptors (VEGFR2, KIT) and RET. It is being evaluated by Mirati as a single agent in a Phase 1b expansion trial in patients whose tumors harbor specific genetic alterations in non-small cell lung cancer (NSCLC) and other tumors types.  Sitravatinib has shown encouraging interim results in an ongoing Phase 2 trial in combination with nivolumab in NSCLC patients who have progressed after prior treatment with a checkpoint inhibitor.

“We are delighted to enter into this exclusive clinical development and commercialization agreement for sitravantinib and look forward to working with the experienced team at Mirati. Sitravatinib is an exciting compound that has demonstrated a unique tyrosine kinase inhibition profile and promising clinical activity both as a single agent and in combination with a checkpoint inhibitor in non-small cell lung cancer. This collaboration complements our portfolio and will allow us to investigate sitravatinib in combination with tislelizumab, our investigational anti-PD-1 antibody, in China and the rest of the licensed territory,” commented John V. Oyler, Founder, Chief Executive Officer, and Chairman of BeiGene.

“We are excited to begin a partnership with BeiGene, which has built a world-class global development organization with a strong presence in Asia-Pacific, as well as an established commercial organization in China. They have demonstrated an ability to enroll patients quickly in a variety of indications which will augment our development capabilities and expand the evaluation of sitravatinib to additional tumor types for patients who are checkpoint inhibitor naïve or who have

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been previously treated with a checkpoint inhibitor,” said Charles M. Baum, M.D., Ph.D., President and Chief Executive Officer of Mirati Therapeutics.

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Under the agreement Mirati will receive an upfront cash payment of $10 million from BeiGene. Additionally, Mirati is eligible to receive up to $123 million of additional payments based upon the achievement of certain development, regulatory and sales milestones as well as significant royalties on future sales of sitravatinib in the licensed territory.

About Sitravatinib

Sitravatinib (MGCD-0516) is a spectrum-selective kinase inhibitor which potently inhibits receptor tyrosine kinases (RTKs) including RET, TAM family receptors (TYRO3, Axl, MER), and split family receptors (VEGFR2, KIT). Sitravatinib is being evaluated as a single agent in a Phase 1b expansion trial enrolling patients that harbor RET, CHR4Q12, and CBL genetic alterations in NSCLC and other tumors.

As an immuno-oncology agent, sitravatinib is being tested in combination with anti PD-1 checkpoint inhibitor nivolumab in NSCLC patients who have progressed after prior treatment with a checkpoint inhibitor. Sitravatinib's potent inhibition of TAM and split family receptors may help overcome resistance to checkpoint inhibitor therapy through enhancement of dendric cell-dependent antigen presentation, targeted depletion of immunosuppressive T regulatory cells and myeloid-derived suppressor cells, and conversion of tumor associated macrophages to an immune-enhancing Type I composition, in the tumor microenvironment.

About Tislelizumab (BGB-A317)

Tislelizumab is an investigational humanized monoclonal antibody that belongs to a class of immuno-oncology agents known as immune checkpoint inhibitors. It is designed to bind to PD-1, a cell surface receptor that plays an important role in downregulating the immune system by preventing the activation of T-cells. Tislelizumab has demonstrated high affinity and specificity for PD-1. It is differentiated from the currently approved PD-1 antibodies in an engineered Fc region, which is believed to minimize potentially negative interactions with other immune cells. Tislelizumab is being developed as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers. BeiGene and Celgene Corporation have a global strategic collaboration for tislelizumab for solid tumors outside of Asia (except Japan).

About Mirati Therapeutics

Mirati Therapeutics is a clinical-stage biotechnology company focused on developing a pipeline of targeted oncology products intended to treat specific genetic and epigenetic drivers of cancer. This approach is transforming the treatment of patients by targeting the genetic changes in tumor cells that result in uncontrolled tumor growth and migration. Mirati's precision oncology programs seek to treat the patients most likely to benefit from targeted oncology treatments and are driven by drugs that target very specific genetic mutations, directed by genomic tests that identify patients who carry those driver mutations. Mirati's immuno-oncology programs are novel small molecule drugs designed to enhance and expand the efficacy of checkpoint inhibitors when given in combination. In addition to its clinical programs, Mirati has active discovery research efforts

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focused on novel oncology targets. The promise of these approaches includes potentially better patient outcomes, more efficient cancer treatment and faster drug development.

About BeiGene

BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly targeted and immuno-oncology cancer therapeutics. With a team of over 850 employees in China, the United States, and Australia, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. BeiGene markets ABRAXANE®(nanoparticle albumin-bound paclitaxel), REVLIMID® (lenalidomide), and VIDAZA® (azacitidine) in China under a license from Celgene Corporation.i

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s and Mirati’s advancement of, and anticipated clinical development and regulatory milestones and plans related to tislelizumab and sitravatinib and the potential benefits and markets for BeiGene’s and Mirati’s product candidates. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. BeiGene and Mirati undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in BeiGene’s most recent quarterly report on Form 10-Q and other reports filed with the Securities and Exchange Commission, with respect to BeiGene’s forward-looking statements, and Mirati’s most recent filings on Form 10-K and Form 10-Q and other reports filed with the Securities and Exchange Commission, with respect to Mirati’s forward-looking statements.

BeiGene Investor Contact
Lucy Li, Ph.D.
+1 781-801-1800
ir@beigene.com

BeiGene Media Contact
Liza Heapes
+ 1 857-302-5663
media@beigene.com

Mirati Therapeutics Contact
Temre Johnson

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(858) 332-3562
ir@mirati.com

i ABRAXANE®, REVLIMID®, and VIDAZA® are registered trademarks of Celgene Corporation.

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